Exhibit 99.2

LEASE

CHARLES PARK TWO, LLC

a Delaware Limited Liability Company

Landlord

and

PEGASYSTEMS, INC.

a Massachusetts corporation

Tenant

for

Premises on the 4th, 5th and 6th Floors

One Rogers Street

Cambridge, Massachusetts

June     , 2011

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Schedule of Exhibits

Exhibit A	Floor Plans
Exhibit B	Definitions
Exhibit C	Rules and Regulations
Exhibit D	Form of Commencement Date Agreement
Exhibit E	Cleaning Specifications
Exhibit F	Common Area Upgrades
Exhibit F-1	Preliminary Budget for Common Area Upgrades
Exhibit G	Security Procedures
Exhibit H	Superior Rights
Exhibit I	Datacenter Equipment
Exhibit J	Existing Negative Covenants

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LEASE

THIS LEASE is made as of the      day of June, 2011 (“Effective Date”), between CHARLES PARK TWO, LLC (“Landlord”), a Delaware limited liability company, and PEGASYSTEMS INC. (“Tenant”), a Massachusetts corporation.

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

PREMISES	143,028 rentable square feet in the Building, comprised of the following: (i) 42,073 rentable square feet located on the sixth (6th) floor of the Building (the “6th Floor Premises”), (ii) 50,475 rentable square feet located on the fifth (5th) floor of the Building (the “5th Floor Premises”) and (iii) 50,480 rentable square feet located on the fourth (4th) floor of the Building (the “4th Floor Premises”). The floor plans depicting the Premises are attached to this Lease as Exhibit A.

BUILDING	The building commonly known as the One Rogers Street, including all fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed therein or on the land upon which the Building is located.

REAL PROPERTY	The Building, together with the plot of land upon which it stands.

4th FLOOR PREMISES COMMENCEMENT DATE	The date on which Landlord tenders possession of the 4th Floor Premises to Tenant.

4th FLOOR PREMISES SCHEDULED COMMENCEMENT DATE	October 1, 2011.

5TH FLOOR PREMISES COMMENCEMENT DATE	The date on which Landlord tenders possession of the 5th Floor Premises to Tenant.

5TH FLOOR PREMISES SCHEDULED COMMENCEMENT DATE	October 1, 2011.

4th/5th FLOOR PREMISES RENT COMMENCEMENT	June 1, 2013, subject to extension by reason of Landlord Delay (defined below) pursuant to the provisions of

DATE	Section 4.1(b) below.

6th FLOOR PREMISES COMMENCEMENT DATE	The date on which Landlord tenders possession of the 6th Floor Premises to Tenant.

6th FLOOR PREMISES SCHEDULED COMMENCEMENT DATE	July 1, 2011.

6th FLOOR PREMISES RENT COMMENCEMENT DATE	January 2, 2012, subject to extension by reason of Landlord Delay pursuant to the provisions of Section 4.1(b) below.

EXPIRATION DATE	December 31, 2023, or the last day of any renewal term, if the Term of this Lease is renewed in accordance with the provisions of Article 28.

TERM	The period of time commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES	General offices and lawful uses ancillary thereto such as data centers, training rooms, kitchenettes, and non-cooking cafeterias.

BASE TAX YEAR	The Tax Year commencing on July 1, 2011 and ending on June 30, 2012.

BASE EXPENSE YEAR	Calendar year 2011.

TENANT’S PROPORTIONATE SHARE	54.65%.

AGREED AREA OF BUILDING	261,714 rentable square feet, as mutually agreed by Landlord and Tenant.

AGREED AREA OF PREMISES	143,028 rentable square feet, as mutually agreed by Landlord and Tenant.

FIXED RENT

For and with respect to the period of time commencing on the 6th Floor Premises Rent Commencement Date through and including December 31, 2012 (both dates inclusive), at the rate of $1,514,628.00 per annum ($126,219.00 per month), calculated at the rate of $36.00 per rentable square foot, for 42,073 rentable square feet in the Premises (i.e. the 6th Floor Premises).

For and with respect to the period of time commencing on January 1, 2013 through and including the day immediately preceding the 4th/5th Floor Premises Rent Commencement Date (both dates inclusive), at the rate of $ 1,556,701.00 per annum ($129,725.08 per month), calculated at the rate of $37.00 per rentable square foot in the Premises for 42,073 rentable square feet in the Premises (i.e. the 6th Floor Premises).

For and with respect to the period of time commencing on the 4th/5th Floor Premises Rent Commencement Date through and including December 31, 2013 (both dates inclusive), at the rate of $5,292,036.00 per annum ($441,003.00 per month), calculated at the rate of $37.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2014 through and including December 31, 2014 (both dates inclusive), at the rate of $5,435,064.00 per annum ($452,922.00 per month), calculated at the rate of $38.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2015 through and including December 31, 2015 (both dates inclusive), at the rate of $5,578,092.00 per annum ($464,841.00 per month), calculated at the rate of $39.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2016 through and including December 31, 2016 (both dates inclusive), at the rate of $5,721,120.00 per annum ($476,760.00 per month), calculated at the rate of $40.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2017 through and including December 31, 2017 (both dates inclusive), at the rate of $5,864,148.00 per annum ($488,679.00 per month), calculated at the rate of $41.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2018 through and including December 31, 2018 (both dates inclusive), at the rate of $6,007,176.00 per annum ($500,598.00 per month), calculated at the rate of $42.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2019 through and including December 31, 2019 (both dates inclusive), at the rate of $6,150,204.00 per annum ($512,517.00 per month), calculated at the rate of $43.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2020 through and including December 31, 2020 (both dates inclusive), at the rate of $6,293,232.00 per annum ($524,436.00 per month), calculated at the rate of $44.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2021 through and including December 31, 2021 (both dates inclusive), at the rate of $6,436,260 per annum ($536,355.00 per month), calculated at the rate of $45.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2022 through and including December 31, 2022 (both dates inclusive), at the rate of $6,579,288.00 per annum ($548,274.00 per month), calculated at the rate of $46.00 per rentable square foot in the Premises.

For and with respect to the period of time commencing on January 1, 2023 through and including the Expiration Date (both dates inclusive), at the rate of $6,722,316.00 per annum ($560,193.00 per month), calculated at the rate of $47.00 per rentable square foot in the Premises.

ADDITIONAL RENT	All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Tax Payment, Tenant’s Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.

INTEREST RATE	The lesser of (i) 3% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable Requirements.

TENANT’S ADDRESSES FOR NOTICES	101 Main Street Cambridge, MA 02142

COPIES TO	WilmerHale LLP 60 State Street Boston, MA 02109 Attn: Paul Jakubowski, Esq.

LANDLORD’S ADDRESS FOR NOTICES	c/o Principal Real Estate Investors 801 Grand Avenue Des Moines, IA 50392-1370 Attn: Asset Management East States Region

Copies to: Goulston & Storrs, P.C. 400 Atlantic Avenue Boston, Massachusetts 02110 Attn: Frank E. Litwin, Esq.

TENANT’S BROKER	T3 Advisors.

LANDLORD’S BROKER	Jones Lang LaSalle.

LANDLORD’S ALLOWANCE	$7,151,400.00.

LANDLORD’S BATHROOM UPGRADE ALLOWANCE	$200,000.00.

ONE CHARLES PARK LEASE	That certain lease agreement, dated as of the date of this Lease, between Charles Park One, LLC, as landlord, and Tenant, as tenant, pursuant to which Tenant has leased premises consisting of 19,826 rentable square feet in the building adjacent to the Building commonly known as One Charles Park (“One Charles Park”)

All capitalized terms used in this Lease which are not otherwise defined in the following Articles of this Lease are defined in Exhibit B.

ARTICLE 2

PREMISES; TERM; RENT

Section 2.1. Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use the Common Areas, on a non-exclusive basis and in common with other tenants.

Section 2.2. Commencement Dates. Upon the Effective Date, the terms and provisions of this Lease shall be fully binding on Landlord and Tenant. The Term of this Lease shall commence on the earliest to occur of the 4th Floor Commencement Date, the 5th Floor Commencement Date, or the 6th Floor Commencement Date (such date, the “Commencement Date”). Unless sooner terminated or extended as hereinafter provided, the Term shall expire on the Expiration Date. Once the respective Commencement Dates are determined, Landlord and Tenant shall execute an agreement, substantially in the form attached hereto as Exhibit D, confirming the Commencement Dates, the Rent Commencement Dates and the Expiration Date; provided, however, the failure to do so will not limit or detract from the effectiveness or determination of such dates.

Section 2.3. Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the respective Rent Commencement Date, as the same may be extended by reason of Landlord Delay as provided in Section 4.1(b) below, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

Section 2.4. First Month’s Rent. Concurrent with the execution of this Lease, Tenant has paid one month’s Fixed Rent (“Advance Rent”) to Landlord. If the Rent Commencement Date is on the first day of a month, the Advance Rent shall be credited towards the first month’s Fixed Rent payment. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month, and the Advance Rent shall be credited towards Fixed Rent for the next succeeding calendar month.

ARTICLE 3

USE AND OCCUPANCY

Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose or purposes. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the business operations of Tenant in the Premises. Landlord represents to Tenant that, except as provided in the next sentence, (i) the Common Areas and Common Facilities of the Building and the Premises are in compliance with all Requirements, including without limitation all laws applicable to Hazardous Materials, agreements and the requirements of all easement and encumbrance documents affecting Landlord’s title to the Real Property and Landlord covenants to keep the same in compliance throughout the Lease Term, and (ii) the use of the Premises for office use is permitted as of right at the Real Property. Notwithstanding the foregoing, Landlord does not represent (i) that the bathrooms in the Building comply with the requirements of the ADA; provided, however, that Landlord represents that the unisex bathroom on the 6th Floor does comply with the requirements of the ADA, or (ii) that the life safety systems in the Premises comply with all Requirements.

ARTICLE 4

CONDITION AND DELIVERY OF THE PREMISES

Section 4.1. Condition; Delivery.

(a) Tenant has inspected the Premises and agrees, except as otherwise expressly set forth herein (a) to accept possession of the Premises in the condition existing on the Effective Date in vacant, broom-clean condition, with all personal property and debris removed therefrom and in all other respects in its “as is,” “where is” condition, and (b) that except for Landlord’s Contribution, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for

Tenant’s occupancy. Any work to be performed by Tenant in connection with Tenant’s initial occupancy of the Premises shall be hereinafter referred to as the “Initial Installations.” All Initial Installations shall be considered to be “Alterations” and shall be performed in accordance with Article 5; provided that, notwithstanding anything else in this Lease to the contrary, this Section 4.1below will govern with respect to the procedures for Landlord’s approval of the plans and specifications for the Initial Installations. Subject to the right of Tenant to dispute the accuracy of Landlord’s statement by giving notice thereof not later than ten (10) days after delivery of the following notice by Landlord, Landlord shall be deemed to have tendered possession of each portion of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that such portion of the Premises is vacant and in the condition required by this Lease. Tenant’s commencement of the Initial Installations in the respective portion of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of such portion of the Premises in its then current condition and at the time such possession was taken, such portion of the Premises was in a good and satisfactory condition as required by this Lease. Notwithstanding the foregoing, Landlord hereby represents to Tenant that (i) as of each applicable Commencement Date, with respect to each portion of the Premises, the Building, the Building’s roof, and all Building Systems shall be in good working order and condition, and (ii) as of the 6th Floor Premises Commencement Date, the 6th Floor Premises shall be delivered to Tenant with all existing datacenter infrastructure and equipment in place in its “as is” condition on the Effective Date, reasonable wear and tear and damage by casualty excepted, including, without limitation, the equipment specified on Exhibit I attached hereto (the “Juniper Equipment”)

(b) Promptly after the Effective Date, Tenant shall prepare plans and specifications for the demolition of the Premises (the “Demolition Plans and Specifications”). The Demolition Plans and Specifications shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant whether it approves of the Demolition Plans and Specifications within fifteen (15) days after Tenant’s submission thereof. If Landlord disapproves of such Demolition Plans and Specifications, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall revise such Demolition Plans and Specifications in accordance with Landlord’s objections and submit the revised plans and specifications to Landlord for its review and approval. If Landlord fails to notify Tenant that Landlord approves or disapproves the Demolition Plans and Specifications within such fifteen (15) day period, which failure continues for three (3) Business Days after Tenant delivers to Landlord a Landlord Delay Notice (defined below), then each day that elapses after the expiration of such fifteen (15) day period until Landlord approves or disapproves in writing the Demolition Plans and Specifications shall constitute a day of “Landlord Delay”. Notwithstanding anything to the contrary contained in this Lease, the 4th/5th Floor Premises Rent Commencement Date and the 6th Floor Premises Rent Commencement Date shall each be postponed by one (1) day for each day of Landlord Delay. As used herein, a “Landlord Delay Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO SECTION 4.1 OF THE LEASE, IF LANDLORD FAILS TO APPROVE OR DISAPPROVE THE              PLANS BY WRITTEN NOTICE TO TENANT DELIVERED WITHIN THREE (3) BUSINESS DAYS AFTER THE DATE OF DELIVERY OF THIS NOTICE, THEN EACH DAY THAT ELAPSES AFTER THE EXPIRATION OF THE FIFTEEN (15) DAY PERIOD FOR THE APPROVAL OR DISAPPROVAL OF SUCH PLANS SHALL CONSTITUTE A DAY OF LANDLORD DELAY.” Any Landlord Delay Notice, in order to be effective, shall be delivered to Landlord in accordance with the provisions of ARTICLE 22, with an additional copy to Mr. Daniel Ozelius, Senior Vice President, Jones Lang LaSalle, One Post Office Square,

Boston, MA 02109. Landlord shall notify Tenant in writing whether it approves of the resubmitted Demolition Plans and Specifications within seven (7) days after its receipt thereof. If Landlord fails to notify Tenant that Landlord disapproves the resubmitted Demolition Plans and Specifications within such seven (7) day period, which failure continues for three (3) Business Days after Tenant delivers to Landlord an Approval Failure Notice (defined below), then Landlord shall be deemed to have approved the resubmitted Demolition Plans and Specifications. As used herein, an “Approval Failure Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO SECTION 4.1 OF THE LEASE, IF LANDLORD FAILS TO DISAPPROVE THE              PLANS BY WRITTEN NOTICE TO TENANT DELIVERED WITHIN THREE (3) BUSINESS DAYS AFTER THE DATE OF DELIVERY OF THIS NOTICE, LANDLORD WILL BE DEEMED TO HAVE APPROVED THE              PLANS.” Any Approval Failure Notice, in order to be effective, shall be delivered to Landlord in accordance with the provisions of ARTICLE 22 with an additional copy to Mr. Daniel Ozelius, at the address set forth above. This process shall be repeated until the Demolition Plans and Specifications have been finally approved by Tenant and Landlord.

(c) Promptly after the Effective Date, Tenant shall prepare preliminary plans and specifications for the Initial Installations (the “Preliminary Plans and Specifications”). The Preliminary Plans and Specifications shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant whether Landlord approves of the Preliminary Plans and Specifications within fifteen (15) days after Tenant’s submission thereof. If Landlord disapproves of such Preliminary Plans and Specifications, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall revise such Preliminary Plans and Specifications in accordance with Landlord’s objections and submit the revised plans and specifications to Landlord for its review and approval. If Landlord fails to notify Tenant that Landlord approves or disapproves the Preliminary Plans and Specifications within such fifteen (15) day period, which failure continues for three (3) Business Days after Tenant delivers to Landlord a Landlord Delay Notice, then each day that elapses after the expiration of such fifteen (15) day period until Landlord approves or disapproves in writing the Preliminary Plans and Specifications shall constitute a day of Landlord Delay. Landlord shall notify Tenant in writing whether it approves of the resubmitted Preliminary Plans and Specifications within seven (7) days after its receipt thereof. If Landlord fails to notify Tenant that Landlord disapproves the resubmitted Preliminary Plans and Specifications within such seven (7) day period, which failure continues for three (3) Business Days after Tenant delivers an Approval Failure Notice, then Landlord shall be deemed to have approved the resubmitted Preliminary Plans and Specifications. This process shall be repeated until the Preliminary Plans and Specifications have been finally approved by Tenant and Landlord. Tenant may initiate proposed changes in the Preliminary Plans and Specifications. However, each proposed material change in Preliminary Plans and Specifications must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If Landlord fails to notify Tenant that Landlord disapproves any material change in the Preliminary Plans and Specifications within seven (7) days after receiving such proposed material change, which failure continues for three (3) Business Days after Tenant delivers an Approval Failure Notice, then Landlord shall be deemed to have approved such material change to the Preliminary Plans and Specifications. At the time that Landlord approves the Preliminary Plans and Specifications, Landlord shall notify Tenant as to what elements, if any, of the Initial Installations will be Designated Fixtures (as that term is defined in Section 5.3 below). Landlord agrees that it will not designate as Designated Fixtures (i) the Juniper Equipment, or (ii) any element of the Initial Installations that constitutes customary leasehold improvements in a multi-tenant office building; and Landlord and Tenant agree that items such as internal staircases, raised or tiered floors, and rolling file cabinets do not constitute customary leasehold improvements. In any event, Landlord shall have the right to designate as Designated Fixtures any data and telecommunication wiring installed by or on behalf of Tenant.

(d) Promptly after Landlord approves the Preliminary Plans and Specifications, Tenant shall prepare final and complete specifications for the Initial Installations consistent with the Preliminary Plans and Specifications (the “Final Plans and Specifications”). The Final Plans and Specifications shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant whether Landlord approves of the Final Plans and Specifications within fifteen (15) days after Tenant’s submission thereof. If Landlord disapproves of such Final Plans and Specifications as being inconsistent with the Preliminary Plans and Specifications, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall revise such Final Plans and Specifications in accordance with Landlord’s objections and submit the revised plans and specifications to Landlord for its review and approval. If Landlord fails to notify Tenant that Landlord approves or disapproves the Final Plans and Specifications within such fifteen (15) day period, which failure continues for three (3) Business Days after Tenant delivers to Landlord a Landlord Delay Notice, then each day that elapses after the expiration of such fifteen (15) day period until Landlord approves or disapproves in writing the Preliminary Plans and Specifications shall constitute a day of Landlord Delay. Landlord shall notify Tenant in writing whether it approves of the resubmitted Final Plans and Specifications within seven (7) days after its receipt thereof. If Landlord fails to notify Tenant that Landlord disapproves the resubmitted Final Plans and Specifications within such seven (7) day period, which failure continues for three (3) Business Days after Tenant delivers an Approval Failure Notice, then Landlord shall be deemed to have approved the resubmitted Final Plans and Specifications. This process shall be repeated until the Final Plans and Specifications have been finally approved by Tenant and Landlord. Tenant may initiate proposed changes in the Final Plans and Specifications. However, each proposed material change in Final Plans and Specifications must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If Landlord fails to notify Tenant that Landlord disapproves any material change in the Final Plans and Specifications within seven (7) days after receiving such proposed material change, which failure continues for three (3) Business Days after Tenant delivers an Approval Failure Notice, then Landlord shall be deemed to have approved such material change to the Final Plans and Specifications.

Section 4.2. Landlord’s Contribution. (a) Landlord shall pay to Tenant an amount not to exceed Landlord’s Allowance toward the cost of the Initial Installations and the Initial Installations in the Charles Park Space (provided that any requisition shall clearly designate which portions, if any, of Landlord’s Allowance that are being applied to Initial Installations in the Charles Park Space), provided that as of the date on which Landlord is required to make payment thereof pursuant to Section 4.2(b): (i) this Lease is in full force and effect, and (ii) no Event of Default then exists; provided that if an Event of Default exists, Landlord shall be required to make such payments after Tenant has cured such Event of Default. Tenant shall pay all costs of the Initial Installations in excess of Landlord’s Allowance. Landlord’s Allowance shall be payable with respect to all matters associated with the construction of the Initial Installations and Tenant’s occupancy of the Premises, including, without limitation, construction costs, closing costs, project management fees, moving expenses, architectural and engineering costs, wiring and cabling work, special electrical power equipment, telephone and security systems, signage, and any furniture, fixtures or equipment installed in the Premises. In addition,

Landlord shall provide a space planning allowance (the “Space Planning Allowance”) of up to $14,302.80 to reimburse Tenant for the architectural and engineering fees incurred by Tenant in preparing initial space plans for the Premises. The Space Planning Allowance shall be paid by Landlord to Tenant within thirty (30) days after Tenant’s delivery to Landlord of Tenant’s invoice therefor accompanied by copies of third party invoices evidencing the amount of the reimbursed costs. Upon the completion of the Initial Installations and satisfaction of the conditions set forth in this Section 4.2, or upon the occurrence of the date which is thirty-six (36) months after the 6th Floor Premises Commencement Date, whichever first occurs, any amount of Landlord’s Allowance and/or the Space Plan Allowance which has not been previously disbursed shall be retained by Landlord and Tenant shall have no further right or claim thereto. In addition, Landlord shall pay to Tenant an amount not to exceed Landlord’s Bathroom Upgrade Allowance toward the costs and expenses incurred by Tenant in renovating the upgrading the bathrooms on the 4th floor and the 5th floor of the Building. Tenant agrees that the bathroom upgrading work shall be at least the minimum necessary to enable the Building to obtain the lowest form of LEED certification. Landlord’s approval of the Final Plans and Specifications for the Initial Installations shall conclusively evidence that the bathroom work contemplated thereby satisfies the requirements of the preceding sentence. The Landlord’s Allowance and the Landlord’s Bathroom Upgrade Allowance are sometimes referred to herein collectively as the “Landlord’s Contribution.”

(b) Landlord shall make progress payments on account of Landlord’s Contribution to Tenant on a monthly basis, for the work performed during the previous month. Each of Landlord’s progress payments shall be limited to an amount equal to the amounts due (as certified by a duly authorized officer of Tenant and by Tenant’s independent architect) to Tenant’s contractors, subcontractors and material suppliers which have not been subject to previous disbursements from Landlord’s Contribution multiplied by a fraction, the numerator of which is the amount of Landlord’s Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the Initial Installations, then based upon Tenant’s budget as to the estimated cost of the Initial Installations, which budget Tenant shall share with Landlord) for the performance of all of the Initial Installations shown on all plans and specifications approved by Landlord, provided that in no event shall such fraction be greater than one. Notwithstanding the foregoing, for and with respect to each progress payment that reimburses Tenant solely for so-called “soft costs” incurred in connection with the design of the Initial Installations shall be in an amount equal to one hundred percent (100%) of the amount of the requisition for such soft costs. Such progress payments shall be made within thirty (30) days following the delivery to Landlord of requisitions therefor. Each requisition shall be executed by a duly authorized officer of Tenant, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a certification from Tenant’s architect that the work for which the requisition is being made has been performed substantially in accordance with the plans and specifications approved by Landlord, and (iii) such other documents and information as Landlord may reasonably request. Landlord shall disburse the final requisition of Landlord’s Contribution upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under the foregoing provisions of this Section 4.2(b), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Initial Installations by Governmental Authorities having jurisdiction thereover (including issuance of a permanent certificate of occupancy for the Premises), (B) final “as-built” plans and specifications for the Initial Installations as well as record drawings from Tenant’s architect and engineer in AutoCAD format, and (C) issuance of final, unconditional lien waivers by all contractors, subcontractors and material suppliers covering all of the Initial Installations. The right to receive Landlord’s Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity. Notwithstanding the foregoing, if Tenant submits a valid and proper requisition for payment of the Landlord’s Contribution, and all of the conditions thereto as set forth above have been timely, fully and completely satisfied in full, and Landlord shall fail timely to pay the amount requested and such failure shall continue for sixty (60) days after Tenant provides a written notice to Landlord which expressly and specifically identifies such failure to pay the amount requested and specifically references this Section 4.2, then Tenant shall have the right to set-off such unpaid amount, plus interest accruing at the Interest Rate from the date that such amounts were due from Landlord until paid, against the next monthly installments of Fixed Rent payable under this Lease.

Section 4.3. Outside Delivery Dates. (a) Landlord shall diligently exercise commercially reasonable efforts to deliver the 6th Floor Premises in the condition required by this Lease by the 6th Floor Premises Scheduled Commencement Date. Without limiting the foregoing, if the 6th Floor Premises Commencement Date has not occurred by July 1, 2011 (the “Outside 6th Floor Premises Delivery Date”), then, Tenant shall receive a credit against the Fixed Rent next becoming payable under this Lease as follows: (i) for and with respect to each day that elapses after the Outside 6th Floor Delivery Date until the earlier to occur of (a) the date which is thirty (30) days after the Outside 6th Floor Premises Delivery Date, or (b) the date on which the 6th Floor Premises Commencement Date actually occurs, a credit in an amount equal to $4,149.67; and (ii) if the 6th Floor Premises Commencement Date does not occur by the date which is thirty (30) days after the Outside 6th Floor Premises Delivery Date, for and with respect to each day between the 30th day after the Outside 6th Floor Premises Delivery Date and the date on which the 6th Floor Premises Commencement Date actually occurs, an amount equal to $8,299.34.

(b) Landlord shall diligently exercise commercially reasonable efforts to deliver the 4th Floor Premises in the condition required by this Lease by the 4th Floor Premises Scheduled Commencement Date. Without limiting the foregoing, if the 4th Floor Premises Commencement Date has not occurred by October 1, 2011 (the “Outside 4th Floor Premises Delivery Date”), then, Tenant shall receive a credit against the Fixed Rent next becoming payable under this Lease as follows: (i) for and with respect to each day that elapses after the Outside 4th Floor Premises Delivery Date until the earlier to occur of (a) the date which is thirty (30) days after the Outside 4th Floor Premises Delivery Date, or (b) the date on which the 4th Floor Premises Commencement Date actually occurs, a credit in an amount equal to $4,978.85; and (ii) if the 4th Floor Premises Commencement Date does not occur by the date which is thirty (30) days after the Outside 4th Floor Premises Delivery Date, for and with respect to each day between the 30th day after the Outside 4th Floor Premises Delivery Date and the date on which the 4th Floor Premises Commencement Date actually occurs, an amount equal to $9,957.70.

(c) Landlord shall diligently exercise commercially reasonable efforts to deliver the 5th Floor Premises in the condition required by this Lease by the 5th Floor Premises Scheduled Commencement Date. Without limiting the foregoing, if the 5th Floor Premises Commencement Date has not occurred by October 1, 2011 (the “Outside 5th Floor Premises Delivery Date”), then, Tenant shall receive a credit against the Fixed Rent next becoming payable under this Lease as follows: (i) for and with respect to each day that elapses after the Outside 5th Floor Premises Delivery Date until the earlier to occur of (a) the date which is thirty (30) days after the Outside 5th Floor Premises Delivery Date, or (b) the date on which the 5th Floor Premises

Commencement Date actually occurs, a credit in an amount equal to $4,978.36; and (ii) if the 5th Floor Premises Commencement Date does not occur by the date which is thirty (30) days after the Outside 5th Floor Premises Delivery Date, for and with respect to each day between the 30th day after the Outside 5th Floor Premises Delivery Date and the date on which the 5th Floor Premises Commencement Date actually occurs, an amount equal to $9,956.71.

Section 4.4. Cancellation Late Delivery. (a) Notwithstanding the foregoing, if (i) the 6th Floor Premises Commencement Date has not occurred by the date which is ninety (90) days after the Outside 6th Floor Premises Delivery Date (the “6th Floor Cancellation Date”), and (ii) not less than fifteen (15) days prior to the delivery of a Late Delivery Termination Notice (as hereinafter defined), Tenant shall have delivered a Late Delivery Reminder Notice (as hereinafter defined) with respect to the 6th Floor Premises to Landlord, then from and after the 6th Floor Cancellation Date and prior to the date on which the 6th Floor Premises Commencement Date occurs, Tenant may terminate this Lease by giving Landlord a Late Delivery Termination Notice. Said Late Delivery Termination Notice may be given not earlier than the 6th Floor Cancellation Date and not later than sixty (60) days following the 6th Floor Cancellation Date, with such termination to be effective immediately upon the giving by Tenant of such Late Delivery Termination Notice with. If Tenant timely terminates this Lease in accordance with the foregoing provisions, then Tenant shall immediately surrender the Premises and the premises demised under the One Charles Park Lease (the “Charles Park Space”), with all of Tenant’s furnishings, furniture, equipment, trade fixtures and other moveable personal property of Tenant therein removed, with all debris and trash removed and in broom clean condition, and in otherwise in “as is” condition as of the date of such Late Delivery Termination Notice. Notwithstanding any provision contained herein, if the 6th Floor Premises Commencement Date occurs at any time prior to the termination of this Lease in accordance with the foregoing provisions, then Tenant shall have no further right to terminate this Lease pursuant to this Section 4.4(a).

(b) Notwithstanding the foregoing, if (i) the 5th Floor Premises Commencement Date has not occurred by the date which is ninety (90) days after the Outside 5th Floor Premises Delivery Date (the “5th Floor Cancellation Date”), and (ii) not less than fifteen (15) days prior to the delivery of a Late Delivery Termination Notice, Tenant shall have delivered a Late Delivery Reminder Notice with respect to the 5th Floor Premises to Landlord, then from and after the 5th Floor Cancellation Date and prior to the date on which the 5th Floor Premises Commencement Date occurs, Tenant may terminate this Lease by giving Landlord a Late Delivery Termination Notice. Said Late Delivery Termination Notice may be given not earlier than the 5th Floor Cancellation Date and not later than sixty (60) days following the 5th Floor Cancellation Date, with such termination to be effective immediately upon the giving by Tenant of such Late Delivery Termination Notice. If Tenant timely terminates this Lease in accordance with the foregoing provisions, then Tenant shall immediately surrender the Premises and the Charles Park Space, with all of Tenant’s furnishings, furniture, equipment, trade fixtures and other moveable personal property of Tenant therein removed, with all debris and trash removed and in broom clean condition, and in otherwise in “as is” condition as of the date of such Late Delivery Termination Notice. Notwithstanding any provision contained herein, if the 5th Floor Premises Commencement Date occurs at any time prior to the termination of this Lease in accordance with the foregoing provisions, then Tenant shall have no further right to terminate this Lease pursuant to this Section 4.4(b).

(c) Notwithstanding the foregoing, if (i) the 4th Floor Premises Commencement Date has not occurred by the date which is ninety (90) days after the Outside 4th Floor Premises Delivery Date (the “4th Floor Cancellation Date”), and (ii) not less than fifteen (15) days prior to the delivery of a Late Delivery Termination Notice (as hereinafter defined), Tenant shall have delivered a Late Delivery Reminder Notice (as hereinafter defined) with respect to the 4th Floor Premises to Landlord, then from and after the 4th Floor Cancellation Date and prior to the date on which the 4th Floor Premises Commencement Date occurs, Tenant may terminate this Lease by giving Landlord a Late Delivery Termination Notice. Said Late Delivery Termination Notice may be given not earlier than the 4th Floor Cancellation Date and not later than sixty (60) days following the 4th Floor Cancellation Date, with such termination to be effective immediately upon the giving by Tenant of such Late Delivery Termination Notice. If Tenant timely terminates this Lease in accordance with the foregoing provisions, then Tenant shall immediately surrender the Premises and the Charles Park Space, with all of Tenant’s furnishings, furniture, equipment, trade fixtures and other moveable personal property of Tenant therein removed, with all debris and trash removed and in broom clean condition, and in otherwise in “as is” condition as of the date of such Late Delivery Termination Notice. Notwithstanding any provision contained herein, if the 4th Floor Premises Commencement Date occurs at any time prior to the termination of this Lease with respect to the 4th Floor Premises in accordance with the foregoing provisions, then Tenant shall have no further right to terminate this Lease with respect to the 4th Floor Premises pursuant to this Section 4.4(c).

(d) A “Late Delivery Reminder Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO SECTION 4.4 OF THE LEASE, IF THE          FLOOR COMMENCEMENT DATE HAS NOT OCCURRED BY THE          FLOOR CANCELLATION DATE, TENANT MAY TERMINATE THE LEASE. LANDLORD IS HEREBY NOTIFIED THAT THE          FLOOR COMMENCEMENT DATE HAS NOT OCCURRED AS OF THE DATE OF THIS NOTICE.”

(e) Any termination of this Lease under this Section 4.4 shall automatically terminate the One Charles Park Lease. In addition, if Tenant terminates the One Charles Park Lease pursuant to Section 4.4 thereof, then this Lease shall automatically terminate on the effective date of such termination and Tenant shall immediately surrender the Premises and the Charles Park Space, with all of Tenant’s furnishings, furniture, equipment, trade fixtures and other moveable personal property of Tenant therein removed, with all debris and trash removed and in broom clean condition, and in otherwise in “as is” condition as of the date of such Late Delivery Termination Notice.

A “Late Delivery Termination Notice” shall mean a written notice delivered by Tenant to Landlord stating the following in capitalized and bold type on the first page of such notice: “IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 4.4 OF THE LEASE, TENANT HEREBY ELECTS TO TERMINATE THE LEASE.”

ARTICLE 5

ALTERATIONS

Section 5.1. Tenant’s Alterations. (a) Tenant shall not make any alterations, additions, or other physical changes in or about the Premises (collectively, “Alterations”), other than decorative Alterations such as painting, wall coverings and floor coverings (collectively, “Decorative Alterations”), without Landlord’s prior consent in each instance, which consent shall not be unreasonably withheld if such Alterations (i) are non-structural and do not materially affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises or the Building, (iii) do not require a conditional use permit, variance, waiver or other relief from any applicable Requirement, and (iv) in all respects, comply with all applicable Requirements. In any event, Landlord agrees that the relocation of furniture within the Premises shall not constitute Alterations. In addition to Decorative Alterations, Tenant may make non-structural alterations, additions or improvements to the interior of the Premises that do not materially, adversely affect the Building Systems and that cost in the aggregate less than $1.00 per square foot of the floor area of the floor(s) in the Premises where such work is being performed in any twelve (12) month period, without Landlord’s prior consent (“Permitted Alterations”).

(b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) excepting only for Decorative Alterations and Permitted Alterations, submit to Landlord for its approval, detailed plans and specifications (“Plans”) for such proposed Alteration, and with respect to any Alteration adversely affecting any Building System, evidence that the proposed Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities for the proposed Alteration, and furnish copies thereof to Landlord, (iii) furnish or cause to be furnished to Landlord certificates of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s managing agent, any Lessor and any Mortgagee as additional insureds, and (iv) if the cost of the Alterations shall exceed $250,000.00, furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Tenant shall give Landlord not less than five (5) Business Days’ notice prior to performing any Decorative Alterations or Permitted Alterations, as the case may be, which notice shall contain a description of such Decorative Alterations or Permitted Alterations, as the case may be. This Section 5.1(b) shall not apply with respect to the Initial Installations.

(c) Governmental Approvals. Tenant shall obtain all building permits and other approvals of Governmental Authorities required for all Alterations. In addition, Tenant shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority. Except with respect to the Initial Installations, which shall be governed by the provisions of Section 4.2(b), not later than forty-five (45) days after completion of any Alterations (excluding Decorative Alterations and Alterations that do not require the issuance of a building permit; provided, however, that with respect to any such Alterations with respect to which Tenant, in its discretion, actually does obtain “as-built” plans, Tenant shall provide Landlord, as aforesaid, with copies of any such plans), Tenant shall furnish Landlord with copies of all such building permits and approvals, together with “as-built” Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably require).

Section 5.2. Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) excepting only with regard to Decorative Alterations and Permitted Alterations, substantially in accordance with the Plans approved by Landlord, (c) by contractors approved by Landlord in its reasonable discretion, and (d) in compliance with all Requirements, the terms of this Lease and all reasonable construction procedures and regulations adopted from time-to-time by Landlord. Landlord hereby approves J. Calnan as the Tenant’s general contractor for the performance of the Initial Installations and Visnick & Caulfield as the Tenant’s architects for the Initial Installations. All materials and equipment shall be of first quality and at least equal to the then-applicable standards for the Building adopted from time-to-time by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance.

Section 5.3. Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. By not later than the Expiration Date, Tenant shall, at Tenant’s expense, remove all of Tenant’s Property from the Premises. In addition, by not later than the Expiration Date, unless otherwise directed by Landlord, Tenant shall, at Tenant’s expense, remove any Specialty Alterations and close up any slab penetrations in the Premises. All fixtures installed in the Premises by Tenant shall remain in the Premises as Landlord’s property unless Landlord, by written notice to Tenant given at the time Landlord approves the Alterations of which such fixtures are a part, requires Tenant to remove any such fixtures (“Designated Fixtures”), in which event Tenant shall remove the Designated Fixtures on or before the Expiration Date (or earlier termination of this Lease). Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building arising out of or resulting from the removal by Tenant of any Alterations, Designated Fixtures or Tenant’s Property or by the closing of any slab penetrations. If Tenant fails to perform any of its obligations under this Section 5.3, then Landlord may elect to perform any such obligations, in which event Tenant shall reimburse Landlord for the reasonable costs and expenses incurred by Landlord. Any Specialty Alterations, Designated Fixtures or Tenant’s Property not so removed by the Expiration Date (or earlier termination of this Lease) shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without liability or accountability to Tenant. All Tenant’s Property, all Designated Fixtures and all Alterations remaining in the Premises after the Expiration Date (or earlier termination of this Lease) shall become Landlord’s property upon termination of this Lease, subject to the foregoing removal right.

Section 5.4. Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within ten (10) days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.

Section 5.5. Labor Relations. Landlord will not require that Tenant’s contractors use union labor. If Tenant employs, or permits the employment of, any contractor, mechanic or laborer, or permits any materials to be delivered to or used in the Building, and such employment, delivery or use interferes or causes conflicts with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, then upon Landlord’s reasonable written request, Tenant shall either cause the conflict to be resolved or cause the contractors, mechanics or laborers causing such interference or conflict to leave the Real Property immediately.

Section 5.6. Tenant’s Costs. Tenant shall pay to Landlord, within thirty (30) days after demand therefor, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Alterations (including the Initial Installations) performed by or on behalf of Tenant from time-to-time during the Term of this Lease, including costs incurred in connection with Landlord’s review of the Plans (including review of requests for approval thereof) and/or supervision of performance of the Alteration. In addition, if an Alteration proposed by or on behalf of Tenant costs more than $100,000.00 in the aggregate, then Tenant shall pay to Landlord, upon demand, an construction administration fee in an amount equal to three percent (3%) of the total cost of such Alterations; provided, however, Tenant shall not be obligated to pay a construction administration fee to Landlord or Landlord’s managing agent in connection with the Initial Installations. At Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.

Section 5.7. Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, shall not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay, as additional rent, all costs and expenses incurred by Landlord in connection with such alterations or improvements.

ARTICLE 6

REPAIRS, COMMON AREA UPGRADES

Section 6.1. Landlord’s Repair and Maintenance. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems, and (ii) the Common Areas and Common Facilities, in conformance with standards applicable to Comparable Buildings.

Section 6.2. Tenant’s Repair and Maintenance. Tenant shall promptly, at its expense and in compliance with Article 5, (a) keep and maintain, in good order, condition and repair, consistent with the standards applicable to Comparable Buildings, the Premises and every part thereof, including the exterior and interior portions of all doors, interior windows, fixtures, interior walls, floors, ceilings, signs, and all wiring, electrical systems, and equipment, and similar equipment exclusively serving the Premises, and (b) make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems in and serving the Premises from the point of connection to the Building Systems) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible. All damage to the Building or to any portion thereof, or to the fixtures, equipment and appurtenances located in the Premises requiring structural or nonstructural repair caused by or resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect the exterior doors, exterior windows or any Building System, or (ii) Landlord, if the required repairs are structural in nature, affect the exterior doors, exterior windows or any Building System. All Tenant repairs shall be of good quality utilizing new construction materials.

Section 6.3. Restorative Work. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, the Common Facilities, and/or the Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative

Work provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work), and (b) Tenant’s use and enjoyment of and access to the Premises, Common Areas, and Common Facilities shall not be materially, adversely affected. Landlord shall diligently use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work. Provided that Landlord has diligently used commercially reasonable efforts as aforesaid and has complied with the requirements of clause (a) above in this Section 6.3, except as set forth in Section 10.13, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work.

Section 6.4. Common Area Upgrades. Landlord hereby covenants and agrees to perform, at Landlord’s sole cost and expense, certain agreed-upon renovations of the main lobby of the Building, the entrance to the Building, the elevator cabs, and the outdoor plaza and courtyard areas (collectively, the “Common Area Upgrades). Attached to this Lease as Exhibit F and incorporated herein by this reference is a description of the Common Area Upgrades. Landlord agrees that, subject to the final plans and specifications therefor and to the procurement bidding for such work, Landlord shall expend not less than $4,000,000.00 on the Common Area Upgrades, and Tenant agrees that Landlord shall not be required to expend more than $5,000,000.00 on the Common Area Upgrades. A preliminary budget for the cost of the Common Area Upgrades is attached hereto as Exhibit F-1. Prior to Landlord’s commencement of the construction of the Common Area Upgrades, Landlord shall deliver to Tenant for its review and comment, the plans and specifications for the Common Area Upgrades. Landlord shall not make any material modifications to such plans and specifications after Tenant has reviewed and commented on the same without providing Tenant with an additional opportunity for review and comment on such material modifications. Tenant’s right to review and comment upon such plans and specifications and any material modifications thereto, shall not give Tenant any right to approve or disapprove any such plans and specifications or modifications. Landlord hereby covenants and agrees to commence the performance of the Common Area Upgrades within thirty (30) days after the substantial completion by Tenant of the Initial Installations in the 4th Floor Premises and the 5th Floor Premises (which is currently anticipated to occur on or about April 1, 2012) and, in any event, Landlord may commence construction of the Common Area Upgrades at any time from and after May 1, 2012, regardless of the state of completion of the Initial Installations. Landlord shall diligently exercise commercially reasonable efforts to complete the Common Area Upgrades in a timely manner and to Substantially Complete the Common Area Upgrades by not later than the date (as extended by Tenant Delays and/or Unavoidable Delays, the “Outside Common Area Upgrade Completion Date”) which is fifteen (15) months after the commencement of the Common Area Upgrades. Landlord shall deliver written notice to Tenant as to the Substantial Completion of the Common Area Upgrades no later than five (5) Business Days after such Substantial Completion. Without limiting the foregoing, if the Common Area Upgrades have not been Substantially Completed by the Outside Common Area Upgrade Completion Date (as such date may be extended on a day-for-basis for Tenant Delays and/or Unavoidable Delays), then Tenant shall receive a credit against the Fixed Rent next becoming payable under this Lease in an amount equal to the product of (i) $14,498.73 multiplied by (ii) the number of days that elapse after the Outside Common Area Upgrade Completion Date (as the same may be extended as aforesaid) until the date on which the Common Area Upgrades have been

Substantially Completed. The costs and expenses of performing the Common Area Upgrades shall not be included within Operating Expenses; provided, however, if and to the extent Landlord performs additional Base Building or Building System improvements which are outside the scope of the Common Area Upgrades, then the costs and expenses of such additional improvements may be included within Operating Expenses, in accordance with and to the extent permitted by the terms and conditions of Article 7 of this Lease.

ARTICLE 7

INCREASES IN TAXES AND OPERATING EXPENSES

Section 7.1. Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

(a) “Assessed Valuation” shall mean the amount for which the Real Property is assessed by the City of Cambridge for the purpose of imposition of Taxes.

(b) “Base Operating Expenses” shall mean the Operating Expenses for the Base Expense Year.

(c) “Base Taxes” shall mean the Taxes payable for the Base Tax Year.

(d) “Comparison Year” shall mean (i) with respect to Taxes, each tax fiscal year commencing subsequent to the first day of the Base Tax Year, and (ii) with respect to Operating Expenses, each calendar year commencing subsequent to the first day of the Base Expense Year.

(e) “Operating Expenses” shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, management, insuring, repair and maintenance of the Real Property (including the Common Facilities), which costs and expenses may include, without limitation, the following: (x) the rental value (at the rental rate charged by Landlord from time to time for first floor office space at One Charles Park) of Landlord’s Building office, as reasonably estimated by Landlord, but for a space no greater than one thousand five hundred (1,500) rentable square feet and (y) the costs and expenses of any capital improvements if such capital improvement either (i) is intended in the good faith reasonable judgment of Landlord to reduce Operating Expenses (as for example, a labor saving or energy saving improvement) provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings resulting from the installation and operation of such improvement, and/or (ii) is made to comply with a Requirement which first becomes effective after the 6th Floor Premises Commencement Date whether through adoption, promulgation, application, interpretation or otherwise. There shall be included in Operating Expenses for each Lease Year in which such capital expenditure is made, and for each subsequent Lease Year, the “annual charge-off” of such capital expenditure. The “annual charge-off” shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof, and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate then determined by Landlord in its reasonable discretion as the rate then paid by owners of Comparable Buildings for loans the proceeds of which are to be used for capital upgrades. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Expense Year or any Comparison Year, all of the rentable areas of the Building are not occupied and Landlord does not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, with respect to costs which vary based on occupancy levels (such as cleaning services) the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building.

(f) “Statement” shall mean a statement containing a comparison of (i) the Base Taxes and the Taxes for any Comparison Year, and/or (ii) the Base Operating Expenses and the Operating Expenses for any Comparison Year.

(g) “Tax Year” shall mean the twelve month period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of Cambridge as the fiscal year for real estate tax purposes).

(h) “Taxes” shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may from time to time be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in seeking abatement of or contesting any of the foregoing or the Assessed Valuation of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, or (y) franchise, succession, capital stock, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be included within Taxes.

Section 7.2. Tenant’s Tax Payment. (a) If the Taxes payable for any Comparison Year after the Base Tax Year exceed the Base Taxes, then Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Tax Payment”). For each Comparison Year, Landlord shall furnish to Tenant Landlord’s reasonable estimate of Tenant’s Tax Payment for such Comparison Year (the “Tax Estimate”). Tenant shall pay to Landlord on the first (1st) day of each month during such Comparison Year an amount equal to 1/12 of the Tax Estimate for such Comparison Year. If Landlord furnishes a Tax Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the first (1st) day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year; (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Tax Estimate previously made for such Comparison Year were greater or less than the installments of Tenant’s Tax Estimate to be made for such Comparison Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, then Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder; and (iii) on the first (1st) day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Tax Estimate.

(b) Not later than one hundred twenty (120) days after the end of a Comparison Year, Landlord shall furnish to Tenant a Statement of Tenant’s Tax Payment for such Comparison Year. If the Statement shall show that the sums paid by Tenant under Section 7.2(a) exceeded the actual amount of Tenant’s Tax Payment for such Comparison Year, then Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder or pay the same to Tenant within thirty (30) days if this Lease has expired or otherwise terminated. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment for such Comparison Year, then Tenant shall pay the amount of such deficiency within thirty (30) days after delivery of the Statement of Tenant.

(c) For each Comparison Year, Landlord will engage a consultant to evaluate the Assessed Valuation and shall deliver a copy of the report of such consultant promptly after Landlord’s receipt thereof. Only Landlord may institute proceedings to reduce or abate the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord’s prior written consent shall constitute an Event of Default. If the Taxes payable for the Base Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant’s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord, within thirty (30) days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If Landlord receives an abatement or refund of Taxes for any Comparison Year, then Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the abatement or refund, which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking an abatement or reduction in Taxes or the Assessed Valuation, unless recommended by the aforementioned consultant or reasonably requested by Tenant based on the contents of such consultant’s report.

(d) Tenant shall be responsible for any personal property tax assessed against the Premises or the contents thereof, or any occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand.

(e) Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any Taxes as the result of any reduction, abatement or exemption from Taxes granted to Tenant or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax exempt status, except to the extent Taxes are reduced on account thereof.

Section 7.3. Tenant’s Operating Payment.

(a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, then Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Operating Payment”). For each Comparison Year, Landlord shall furnish to Tenant Landlord’s reasonable estimate of Tenant’s Operating Payment for such Comparison Year (the “Expense Estimate”). Tenant shall pay to Landlord on the first (1st) day of each month during such Comparison Year an amount equal to 1/12 of the Expense Estimate. If Landlord furnishes an Expense Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the first (1st) day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (ii) promptly after the Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the first (1st) day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Expense Estimate.

(b) Not later than one hundred twenty (120) days after the expiration of each Comparison Year, Landlord shall furnish to Tenant a Statement of Tenant’s Operating Payment for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, then Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder or pay the same to Tenant within thirty (30) days if this Lease has expired or otherwise terminated. If the Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, then Tenant shall pay the amount of such deficiency within thirty (30) days after delivery of the Statement to Tenant.

Section 7.4. Non-Waiver; Disputes. (a) Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year; provided, however, that Landlord shall not be permitted to render any Statement, corrected or otherwise, later than two (2) years after the expiration of the applicable Comparison Year.

(b) Each Statement sent to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant’s right to dispute such Statement, and (ii) within ninety (90) days after such Statement is delivered, sends a written notice (a “Review Notice”) to Landlord requesting the right to review and/or audit the books and records of Landlord concerning Operating Expenses and/or Taxes for such Comparison Year, and, with respect to a Review Notice delivered with respect to the first Comparison Year to occur after the Base Year, the Base Year. Tenant may not conduct more than one (1) such review or audit in any twelve (12) month period. Tenant and all persons involved on behalf of Tenant in such review or audit shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord and Tenant, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review or audit (subject to reasonable and customary exceptions for disclosure, such as the extent required in connection with a judicial proceeding, or as otherwise required by applicable Requirements). Tenant agrees that Tenant will not employ, in connection with any review or audit under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. If Tenant timely sends a Review Notice to Landlord, Landlord agrees to grant Tenant, its accountants and representatives, reasonable access to Landlord’s books and records with respect to Operating Expenses and/or Taxes at the place where they are regularly maintained in the continental United States as may be reasonably required for purposes of verifying Operating Expenses and/or Taxes incurred by Landlord for the applicable Comparison Year, or the Base Tax Year and the Base Expense Year, as applicable. If, after any such review or audit, Tenant believes that any Statement does not accurately reflect Operating Expenses and/or Taxes for the applicable Comparison Year, or the Base Tax Year, or the Base Expense Year, as applicable, Tenant shall give Landlord written notice of such fact (the “Objection Notice”) not later than ninety (90) days after the date of the Review Notice, failing which Tenant shall be deemed to have conclusively accepted as accurate the Statement at issue. If the parties are unable to resolve any dispute as to the correctness of the applicable Statement by the date that is sixty (60) days after the delivery of the Objection Notice, then either party may refer the issues raised to a nationally recognized public accounting firm that (a) is one of the six (6) largest accounting firms in the United States and (b) has not, within the three (3) year period immediately preceding the date of the Objection Notice, performed substantial services for either of Landlord or Tenant, selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. Except as provided in this Section 7.4, Tenant shall have no right whatsoever to dispute by judicial proceeding or otherwise the accuracy of any Statement.

(c) If it is determined, by such accountants or otherwise, that Tenant shall have made any payment in excess of the amount properly due hereunder, such excess amount shall be refunded to Tenant by Landlord within thirty (30) days after such determination and if it is so determined that Tenant shall have underpaid the amount properly due hereunder such underpayment shall be paid by Tenant to Landlord within thirty (30) days after such determination. If it is so determined that Landlord overstated the aggregate amount of Operating Expenses for the applicable Comparison Year by more than five percent (5%), then Landlord shall promptly reimburse Tenant for all reasonable, out of pocket costs incurred by Tenant in the exercise of its rights under this Section 7.4.

Section 7.5. Proration. If any respective Rent Commencement Date is not January 1, the Additional Rent for the applicable Comparison Year shall be apportioned on the basis of the number of days in the year from the respective Rent Commencement Date to the following

December 31. If the Expiration Date occurs on a date other than December 31, any Additional Rent under this Article 7 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1 to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be adjusted or paid within thirty (30) days after submission of the Statement for the last Comparison Year.

Section 7.6. No Reduction in Rent. In no event shall any decrease in Operating Expenses, or Taxes in any Comparison Year below the Base Operating Expenses, or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.

ARTICLE 8

REQUIREMENTS OF LAW

Section 8.1. Compliance with Requirements.

(a) Tenant’s Compliance. Tenant, at its expense, shall comply and shall cause the Premises to comply with all Requirements applicable to the Premises and/or the use or occupancy of the Premises by Tenant; provided, however, that Tenant shall not be obligated to perform structural alterations to the Building or Alterations to the Building Systems, unless the application of such Requirements arises out of or results from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any such repairs or alterations shall be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System or any areas outside of the Premises, or (2) by Landlord if such repairs or alterations are structural or affect any Building System or any areas outside of the Premises. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof. Without limitation, within the Premises, (which shall include any and all means of access and egress to, from and between floors comprising parts of the Premises if the Premises contain more than one such floor), Tenant shall be responsible for compliance with the ADA.

(b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Real Property, (ii) the storage or use of Hazardous Materials in or about the Premises and/or the Real Property, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Real Property. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in, on or under the Real Property which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time and from time-to-time, at the cost and expense of Landlord; provided, however, that if any such inspection shall reveal that any Hazardous Materials have been released on or upon the Real Property or any portion thereof by a Tenant Party, then Tenant shall reimburse Landlord for the reasonable out-of-pocket, cost of any such inspections within thirty (30) days after delivery to Tenant of Landlord’s invoice therefor, accompanied by copies of third-party invoices evidencing the amount of such expense. If at any time during the Term hereof any Hazardous Materials is discovered in the Premises (or in the Building, which affects Tenant’s use of the Premises), which Hazardous Materials were not brought upon the Premises and/or the Building by Tenant, any of its subtenant(s) or any of its or their agents, contractors, or employees, then Landlord shall remove and remediate such Hazardous Materials and Tenant shall be entitled to a Rent abatement hereunder for any period that (a) Tenant is prevented from prosecuting the construction of the Initial Improvements or (b) Tenant is unable to occupy the Premises (or portion thereof), in either such case, on account of such Hazardous Materials and such removal or remediation. Landlord represents to Tenant that, except as disclosed in that certain report entitled “Principal Real Estate Investors Phase I Environmental Site Assessment, Charles Park I and Charles Park II, Cambridge, Massachusetts, dated December 2004, and prepared by Gannett Fleming” a copy of which has been delivered to Tenant, Landlord has no actual knowledge of the release of any Hazardous Materials on the Real Property in violation of applicable Requirements. As used above in this Section 8.1(b), the term “actual knowledge” or any similar term, shall mean, with respect to Landlord, the actual knowledge of Mr. Daniel Ozelius or Ms. Lauren Murphy, each employed, as of the Effective Date, by Jones Lang LaSalle, Landlord’s managing agent for and with respect to the Real Property, and the knowledge of any other person or persons or entities shall not be attributed to Landlord.

(c) Landlord’s Compliance. Landlord shall cause the Common Areas and Common Facilities to comply with all Requirements applicable to the Building (including Requirements with respect to life-safety matters) which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant’s access to and use and occupancy of the Premises for the Permitted Uses or Tenant’s use and enjoyment of the Common Areas and/or Common Facilities to the extent permitted under this Lease.

(d) Landlord’s Insurance. Tenant shall not permit any condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the City of Cambridge fire department, fire insurance rating organization or any other Governmental Authority, (iii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord.

Section 8.2. Fire and Life Safety; Sprinkler. Tenant shall maintain in good order, condition and repair all sprinkler, fire-alarm and life-safety systems located in the Premises in accordance with this Lease, the Rules and Regulations and all Requirements. If any modifications and/or alterations are required to be made to such systems, or any additional equipment is required to be supplied in connection with such systems arising out of or resulting from Tenant’s particular manner of business operations (as opposed to office use generally), or Alterations performed by Tenant, or the location of Tenant’s Property (including partitions) within the Premises, then Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense. In all other cases, such modifications and/or alterations shall be the responsibility of Landlord, at Landlord’s sole cost and expense (except to the extent that the cost of same is permitted to be included in Operating Expenses pursuant to Section 7.1(e) above). Tenant shall, at its cost and expense, maintain all fire extinguishers and other moveable life safety equipment in the Premises. Tenant shall, at its cost and expense, maintain all fire extinguishers and other moveable life safety equipment in the Premises.

ARTICLE 9

SUBORDINATION

Section 9.1. Subordination and Attornment. (a) Subject to the execution and delivery to Tenant of an SNDA by any Mortgagee or Lessor and the provisions of this Article 9, this Lease is and shall be subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale. Landlord represents that, as of the Effective Date, there are no existing Superior Leases or Mortgages affecting the Real Property. Notwithstanding anything contained in this Article 9, this Lease shall not be subject or subordinate to, and Tenant shall not be obligated to subordinate Tenant’s interest in this Lease to any Mortgage recorded after the Effective Date or any Superior Lease executed after the Effective Date, unless and until, in each case, there shall first be delivered to Tenant an SNDA duly executed by the holder of such Mortgage or by the Lessor under such Superior Lease (as applicable), provided that such SNDA shall be in commercially reasonable form.

(b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant’s other obligations or materially and adversely affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

(1)	liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

(2)	subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord other than as set forth in Articles 4 and 6;

(3)	bound by any prepayment of more than one month’s Rent to any prior landlord;

(4)	bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;

(5)	bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

(6)	bound by any modification, amendment or renewal of this Lease made without successor landlord’s consent;

(7)	liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

(8)	liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation (but Tenant’s offset rights under Article 4 shall apply).

(c) Tenant shall from time to time within twenty (20) days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination.

Section 9.2. Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and to subordinate its Mortgage to this Lease. Upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, materially increase the other obligations, or materially and adversely affect the rights, of Tenant under this Lease.

Section 9.3. Tenant’s Termination Right. As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission within the same time period provided to Landlord for curing such acts or omissions, plus an additional one hundred eighty (180) days. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy, subject, in any event, to the limitation on the time to effect such remedy set forth in the preceding sentence.

Section 9.4. Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof, and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of any such Superior Lease or Mortgage.

ARTICLE 10

SERVICES

Section 10.1. Electricity. Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises (i) with respect to the office space portion of the Premises to accommodate electrical capacity of five (5) watts per usable square foot connected load for lighting and electrical receptacles, exclusive of the base building HVAC System, and (ii) with respect to the data center portion of the Premises, 1,000 amp/480 volt service. Landlord has installed a separate meter or meters to measure Tenant’s consumption of electricity. Tenant shall, as Additional Rent, reimburse Landlord for the cost of electric service to the Premises based on Landlord’s periodic reading of such separate meter or meters without mark-up. Landlord shall, not more frequently than monthly, deliver to Tenant invoices for such charge and Tenant shall pay Landlord the amount of each such invoice within thirty (30) days after delivery thereof to Tenant. Tenant shall maintain the meter(s) in good working order, condition and repair. If Tenant fails to maintain such meter(s), then Landlord may repair or replace such meter(s) and Tenant shall reimburse Landlord as additional rent for all amounts expended by Landlord in connection therewith within thirty (30) days after receipt of a bill therefor.

Section 10.2. Excess Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Except to the extent set forth in plans and specifications approved by Landlord, Tenant shall not install any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord reasonably determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Additional Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that Additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such Additional Electrical Equipment, provided that Landlord, in its reasonable judgment, determines that (a) such installation is practicable and necessary, (b) such Additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Additional Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. All costs incurred by Landlord in connection with any Additional Electrical Equipment shall be paid by Tenant within thirty (30) days after the rendition of a bill therefor. Except to the extent set forth in plans and specifications approved by Landlord, Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or make any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord in each instance. Tenant, at Tenant’s expense, shall purchase and install all lamps (including, but limited to, incandescent and fluorescent lamps), starters and ballasts used in the Premises.

Section 10.3. Elevators. Landlord shall provide passenger elevator service to the floor(s) of the Building on which the Premises are located, on a 24 hours per day, 7 days per week basis; provided, however, Landlord may limit passenger elevator service during times other than Ordinary Business Hours, except that at least one passenger elevator shall operate at all times after Ordinary Business Hours. Landlord shall provide, at no additional cost to

Tenant, at least one freight elevator serving the Premises available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Building tenants, on Business Days during Ordinary Business Hours.

Section 10.4. Heating, Ventilation and Air Conditioning. Landlord shall, on Monday through Friday from 8:00 a.m. through 6:00 p.m. and on Saturdays from 8:00 a.m. through 1:00 p.m. (excluding Observed Holidays other than Columbus Day and Veterans Day), furnish to the Premises, heating, ventilation and cooling service (“HVAC Service”) sufficient to provide temperatures of between 68 and 76 degrees during the heating season and between 70 and 76 degrees during the cooling season. Landlord shall have reasonable access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which materially interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the foregoing standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load, human occupancy and environmental factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant shall reasonably cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

Section 10.5. Supplemental HVAC Equipment. Tenant may elect, at its expense, to install supplementary or auxiliary HVAC equipment to serve the Premises, subject to Landlord’s prior consent in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed. The work to install any supplementary or auxiliary HVAC equipment shall be considered to be an Alteration for all purposes under this Lease and Tenant shall comply with all terms and conditions of this Lease in connection therewith.

Section 10.6. Overtime Freight Elevators, HVAC and Loading Dock Service. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the Premises, or any loading dock service, during any periods other than as set forth in Section 10.3 and Section 10.4 (“Overtime Periods”). If Tenant desires any such services during Overtime Periods, then Tenant shall notify the management office for the Building not less than twenty four (24) hours prior to the time Tenant desires such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes HVAC Service, freight elevator services, or dock services during Overtime Periods, then Tenant shall pay to Landlord the then-applicable overtime charges established by Landlord. The current charge for HVAC Service provided during Overtime Periods is $50.00 per hour for the entire Premises. The current charge for use of freight elevator services and loading dock services provided during Overtime Periods is $45.00 per hour. All such charges are subject to reasonable increase by Landlord from time-to-time based on increases in the actual costs incurred by Landlord to provide such service.

Section 10.7. Cleaning. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, as an exhibition area or classroom, for storage, as a shipping room, mail room or similar purposes, for private bathrooms, showers or exercise facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment) to be cleaned, substantially in accordance with the standards set forth in Exhibit E attached hereto. Any areas of the Premises which Landlord is not required to clean hereunder or which require additional cleaning shall be cleaned, at Tenant’s expense, by Landlord’s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord’s cleaning contractor and its employees shall have access to the Premises to perform such services.

Section 10.8. Water. Landlord shall provide water in the core lavatories on each floor of the Building. If Tenant requires water for any additional purposes, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

Section 10.9. Refuse Removal. Landlord shall provide refuse removal services at the Building for ordinary office refuse and rubbish. If and to the extent the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants, then Tenant shall pay to Landlord, Landlord’s charge for removal of such refuse. Tenant shall not dispose of any refuse in the Common Areas.

Section 10.10. Telecommunications. The Building is currently served by Verizon, which provides fiber and copper wire telecommunication services. Tenant may request that Landlord grant access to the Building to another telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant and Landlord will not impose any fees or charges on said telecommunications service providers or Tenant in connection with the same.

Section 10.11. Security Services. The security procedures currently in place with respect to the Building are described in the exhibit attached to this Lease as Exhibit G. Landlord shall provide manned uniformed security services for the Building on a 24 hour per day, 7 day per week basis. If requested by Tenant or its employees such security services shall include escorting Tenant’s employees and visitors to their vehicles in the Garage. Landlord shall provide Tenant with information and contacts to enable Tenant to install, at its cost and expense, an access controlled security system in the Premises; provided, however, any such security system shall be compatible with the existing Building access control system and shall be subject to the prior approval of Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant may also elect to install theft protection security systems in the Premises, subject to the prior approval of Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed. The work to install any such security system shall be considered to be an Alteration for all purposes under this Lease and shall be performed in accordance with all of the terms and conditions of this Lease. Notwithstanding the foregoing, in no event shall Landlord have any liability or obligation to Tenant arising from any claims for loss, injury or damage to persons or property in connection therewith, excepting only to the extent caused by the gross negligence or willful misconduct of Landlord. The provisions of this Section 10.11 shall be subject to the waiver of subrogation provisions of Section 11.2.

Section 10.12. Failure of Tenant to Perform Obligations. If Tenant fails to perform any of its obligations (including the obligation to pay charges and amounts to a service provider (but only to the extent that such service provider has a right to put a lien on the Real Property for non-payment of any such charges or amounts) when due and the obligations of maintenance and repair) pursuant to this Article 10, and such failure remains uncured for more than thirty (30) days after notice thereof by Landlord to Tenant, then, except in the event of an emergency, Landlord shall deliver a written notice to Tenant, which written notice shall state in ALL CAPITAL LETTERS that Tenant’s failure to perform the specified obligations within five (5) Business Days may result in Landlord exercising self help under this Section 10.12. If such failure remains uncured after such five (5) Business Day period then Landlord may elect to perform such obligations (including the payment of any amounts due to a provider of services or to perform such maintenance and repairs), and in such event, Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord in connection therewith, together with an administrative fee of three percent (3%) of such costs and expenses.

Section 10.13. Service Interruptions.

(a) Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work which, in Landlord’s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and, except as otherwise expressly set forth herein, Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except only to the extent caused by the gross negligence or willful misconduct of Landlord.

(b) Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable to use the Premises for the ordinary conduct of Tenant’s business due solely to (a) an interruption of an Essential Service (as hereinafter defined), or (b) Landlord’s breach of an obligation under this Lease to perform repairs or replacements which results in Landlord’s failure to provide an Essential Service, in each case other than as a result of casualty or condemnation and/or Unavoidable Delay, and such condition continues for a period of longer than five (5) consecutive Business Days after Tenant furnishes a notice to Landlord (the “Abatement Notice”) identifying the condition and Essential Service which has been interrupted and stating that Tenant’s inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such five (5) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any Tenant Party, then Fixed Rent shall be abated on a per diem basis for the period (the “Abatement Period”) commencing on the sixth (6th) Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied. “Essential Service” shall mean the following services, but only to the extent that Landlord is required to provide such services to Tenant pursuant to the terms of this Lease: HVAC service; electrical service; passenger elevator service; water and sewer service; and access to the Premises. The foregoing rent abatement shall be the sole and exclusive remedy of Tenant on account of such interruption or lack of service and Landlord shall have no further liabilities or obligations to Tenant on account thereof; provided, however, that nothing contained in this sentence shall affect Tenant’s right to pursue injunctive relief in addition to obtaining the foregoing rent abatement.

Section 10.14. No Other Services. Except as otherwise expressly provided in this Article 10, Landlord shall not be required to furnish any other services to the Premises. The obligations of Landlord which are set forth in this Article 10 shall be subject to Unavoidable Delays and to the terms and conditions of this Lease, including Articles 11 and 12.

ARTICLE 11

INSURANCE; PROPERTY LOSS OR DAMAGE

Section 11.1. Public Liability Insurance.

Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, the following insurance:

(1)	Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(2)	Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing; provided, however, that certain causes of loss will have sublimits.

(3)	Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

(4)	Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease, policy limit and $1,000,000 disease limit each employee.

(5)	Such other insurance as Landlord deems reasonably necessary and prudent or reasonably required by Landlord’s mortgagees of any mortgage encumbering the

Premises, provided that such insurance is typically carried or required by owners of Comparable Buildings.

Each such policy shall be written by insurance companies licensed in the Commonwealth of Massachusetts, having a rating in Best’s Key Rating Guide of at least “A-X” and a financial size category of not less than “Class X.” Any deductible amounts under any insurance policies required hereunder shall not exceed $250,000.00. Certificates of insurance shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the policy expiration date. The commercial general liability policy described in Section 11.1(1) above shall designate Landlord as an additional insured and its managing agent, if any, and any mortgagees (as may be set forth in a notice given from time to time by Landlord) shall be named as additional insureds, as their interests appear, and shall be in form and substance reasonably satisfactory to Landlord.

In the event Tenant fails to purchase the insurance required by this lease or keep the same in full force and effect, which failure continues for more than five (5) Business Days after notice to Tenant thereof, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. Tenant shall pay to Landlord, as additional rent, the amount so paid by Landlord promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

Section 11.2. Hazard Insurance.

The Landlord shall maintain in full force throughout the Lease Term a policy of insurance upon the Building and its fixtures and equipment, which shall expressly include the Initial Installations and Tenant’s Alterations (excluding work, installations, improvements and equipment installed by other tenants of the Building and the Designated Fixtures) against loss or damage covered under fire, extended coverage and all risk insurance, in an amount equal to at least one hundred percent (100%) of the full insurable value thereof, excluding foundations and footings. Landlord agrees to update the amount of the insurable value of the Building (including the Initial Installations and Tenant’s Alterations, other than Designated Fixtures) and its fixtures and equipment at least once every two (2) years based on the then current Marshall & Swift Valuation figures.

Section 11.3. Construction Period Insurance.

At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, the Tenant shall keep in full force and effect the following insurance coverage, in each instance with policies in form and substance reasonably satisfactory to Landlord:

(1)	builder’s risk completed value (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees as additional insureds; and

(2)	workers’ compensation or similar insurance in form and amounts required by law for Tenant’s employees, and Tenant shall also cause Tenant’s general contractor to carry such insurance with respect to such contractor’s employees.

Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this §11.3 shall survive the expiration or earlier termination of this Lease.

Section 11.4. Rental Abatement Insurance.

Landlord shall keep and maintain in full force and effect during the Lease Term, rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during the then current lease year as reasonably determined by Landlord. All premiums for such insurance shall be included in Operating Expenses for the purposes of this Lease in both the Base Expense Year and each Comparison Year.

Section 11.5. Waiver Of Subrogation.

Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, their respective property, to the extent such loss or damage is covered by property insurance then being carried by them or required to be carried pursuant to the provisions of this Lease and they further mutually agree that their insurance companies shall have no right of subrogation against the other on account thereof. Each party shall obtain any endorsements if required to evidence the waiver by the insurer of its rights of subrogation against the other party. Nothing contained in this Section 11.5 shall be deemed to modify or otherwise affect any releases elsewhere contained in this Lease.

Section 11.6. Restoration. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to expend more than the amount of the insurance proceeds actually received by it. In addition, Landlord shall have no obligation to repair or restore (i) Tenant’s Property, or (ii) any Designated Fixtures. Until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant’s Tax Payment, and Tenant’s Operating Payment, shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises, and if greater than fifty percent (50%) of any floor of the Premises is not usable (or accessible), then, at Tenant’s election, the entirety of such floor shall be deemed to be not usable (or accessible). Any Designated Fixtures shall be repaired and restored, if at all, by Tenant at its sole expense.

Section 11.7. Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.6, (a) if the Premises are materially damaged or are rendered wholly untenantable, or (b) if the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), or (c) the insurance proceeds received by Landlord are not sufficient to pay for the restoration of such damage, then in any such event Landlord may, not later than sixty (60) days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least seventy-five percent (75%) of the portion of the

Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, then (a) the Term shall expire upon the 30th day after such notice is given, as if such date was the expiration date of the Term of this Lease, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

Section 11.8. Tenant’s Termination Right. If the Premises and/or the Building (as applicable) are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within sixty (60) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than nine (9) months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Casualty Termination Notice”) to Landlord not later than thirty (30) days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Casualty Termination Notice within said thirty (30) day period, this Lease shall be deemed to have terminated as of the date of the giving of the Casualty Termination Notice, in the manner set forth in the second sentence of Section 11.7.

Section 11.9. Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if any damage during the final eighteen (18) months of the Term renders the Premises materially damaged, either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 11.9, the Premises shall be deemed materially damaged if Tenant shall be precluded from using any material portion of the Premises for the conduct of its business or Tenant’s access to the Premises is substantially impaired and there will be less than six (6) months remaining in the Term after the estimated completion date of the required restoration.

Section 11.10. Landlord’s Liability. Any employee of Landlord or its agents to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant provided that each party diligently uses commercially reasonable efforts to complete such adjustment as soon as reasonably possible, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.

ARTICLE 12

EMINENT DOMAIN

Section 12.1. Taking.

(a) Total Taking. If all or substantially all of the Real Property, the Building, or the Premises, or access thereto shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.

(b) Partial Taking. Upon a Taking of only a part of the Real Property, the Building, or the Premises, then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

(c) Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may terminate this Lease, by notice to Tenant, within sixty (60) days following the date upon which Landlord receives notice of the Taking of all or a portion of the Real Property, the Building, or the Premises, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Building.

(d) Tenant’s Termination Right. If the part of the Real Property so Taken contains more than ten percent (10%) of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within thirty (30) days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1, Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property.

(e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

Section 12.2. Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

Section 12.3. Temporary Taking. If all or any part of the Premises is Taken temporarily (i.e., for less than ninety (90) days) during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1. Consent Requirements.

(a) No Transfers Without Landlord Consent. Except as expressly set forth in Section 13.6, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.

(b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

(c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without the express prior written consent of Landlord in each instance.

Section 13.2. Tenant’s Notices. (a) If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice (“Tenant’s Recapture Notice”) thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date and expiration date of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises (“Tenant’s Asking Rate”). Such Tenant’s Recapture Notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (i) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, if the proposed transaction is a subletting of 50% or more of the rentable square footage of the Premises, or (ii) if the transaction is a proposed assignment, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within thirty (30) days after delivery of Tenant’s Recapture Notice.

(b) If Landlord does not exercise its option to terminate all or a portion of this Lease pursuant to the foregoing Subsection 13.2(a), then Tenant may proceed to offer the Premises for rent, to list the Premises (or said part thereof) with a broker, and to show the Premises (or said part thereof) to prospective assignees or subtenants.

(c) If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than ninety (90) days after the date of the Tenant’s Recapture Notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant. Landlord shall pay all costs to make the Partial Space a self-contained rental unit and install any required Building corridors.

Section 13.3. Consent to Assignment/Subletting. (a) If Landlord does not exercise Landlord’s termination option provided under Section 13.2 (if applicable) and provided that no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied within fifteen (15) days after delivery to Landlord of (i) a copy of the proposed assignment agreement or sublease agreement (as applicable), (ii) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant ( “Transferee”), the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the Transferee, including its most recent financial statements, and (iv) any other information Landlord may reasonably request, provided that:

(A) the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is for the Permitted Uses, and (2) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building. Attached hereto as Exhibit J is a listed of the negative covenants under other leases currently in effect. From time to time upon the written request of Tenant, Landlord shall advise Tenant of any additional such negative covenants then currently in effect;

(B) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(C) if Landlord has, or reasonably expects to have within six (6) months thereafter, comparable space available in the Building, neither the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building;

(D) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior six (6) months negotiating in connection with the rental of space in the Building;

(E) there shall be not more than four (4) occupants (including Tenant) on any one (1) floor in the Premises; provided, however, that, notwithstanding anything to the contrary contained in this Lease, Landlord may designate as Designated Fixtures any demising work installed in connection with any sublease, including, without limitation, any demising walls, access corridors, or the like;

(F) Intentionally omitted;

(G) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent not to exceed $3,000.00 in any one instance;

(H) Tenant shall not publicly advertise the Premises to be sublet or assigned with a broker, agent or other entity or otherwise offer the Premises for subletting at a rental rate less than ninety percent (90%) of the fixed rent at which Landlord is then offering to lease other space in the Building;

(I) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Massachusetts;

(J) the Transferee is not a Prohibited Person; and

(K) if an assignment of this Lease, concurrently therewith Tenant assigns the One Charles Park Lease to the Transferee.

(b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

(1)	the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(2)	no sublease shall be for a term ending later than one day prior to the Expiration Date;

(3)	no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.3(a);

(4)	if an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 13.6, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder;

(5)	each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any alterations or improvements in the sublet space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.3(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment; and

Section 13.4. Tenant’s Failure to Complete. If Landlord does not exercise Landlord’s termination option provided under Section 13.2 and Tenant fails to deliver a proposed assignment or sublease (together with all of the documents and information required to be delivered to Landlord pursuant to Section 13.3(a)) within nine (9) months after the delivery of Tenant’s Notice, then Tenant shall again comply with all of the provisions of Sections 13.2 and 13.3 before assigning this Lease or subletting all or part of the Premises (provided, however, that if Tenant gives a Tenant’s Recapture Notice with respect to the Premises or any particular portion thereof and subsequently gives a Tenant’s Recapture Notice with respect to the same space within one (1) year after the date of the previous Tenant’s Recapture Notice, then the time period for Landlord to exercise such option with respect to such latter Tenant’s Recapture Notice shall be ten (10) days). In addition, if Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Sections 13.2 and 13.3 before assigning this Lease or subletting all or part of the Premises.

Section 13.5. Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a list of Tenant’s reasonable third-party expenses paid or to be paid in connection with such assignment or sublease, including, without limitation, brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising the sublet space (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a) In the case of an assignment, on the effective date of the assignment, fifty percent (50%) of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or

(b) In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

Section 13.6. Transfers.

(a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Article, the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date and (y) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation of Tenant into or with another business entity.

Notwithstanding the foregoing, the prior consent of Landlord shall not be required with respect to an assignment or sublease to a Related Entity, or to a business entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets or all or substantially all of Tenant’s stock are transferred, so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the sublessee or assignee (as applicable) has a Net Worth at least equal to the Net Worth of Tenant as of the Effective Date, and (iii) proof satisfactory to Landlord of such Net Worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (or promptly thereafter if prior notice is prohibited by any applicable Requirements). Notwithstanding the foregoing, if any Tenant hereunder succeeds to the interest of Tenant in this Lease in violation of the terms and conditions of this Lease, such Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s prior written consent notwithstanding the provisions of this Section 13.6.

(b) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building or its affiliate agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof unless the transferee under any such agreement assumes only the payment obligations of Tenant under this Lease and has no right to use or occupy the Premises or any portion thereof.

Section 13.7. Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default beyond applicable grace and cure periods under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.

Section 13.8. Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee or the surviving entity of any such merger or sale executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby such entity (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 13.9. Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 13.10. Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. The initial listing in the directory shall be at Landlord’s expense. If any subtenant of Tenant is listed in the directory, Tenant shall, as Additional Rent, reimburse Landlord’s its reasonable out-of-pocket costs to provide such listing.

Section 13.11. Lease Disaffirmance or Rejection. If at any time this Lease is assigned and thereafter this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease in connection with any such proceeding, Tenant named herein, upon request of Landlord shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

ARTICLE 14

ACCESS TO PREMISES

Section 14.1. Landlord’s Access. (a) Landlord, Landlord’s agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.

(b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable advance notice (which notice may be oral but not by voicemail) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or tenants (provided that Landlord may only show the Premises to prospective tenants during the last twelve (12) months of the Term), and their respective agents and representatives or others and to perform Restorative Work to the Premises or the Building. At Tenant’s election, a Tenant representative may accompany Landlord during such entrance into the Premises.

(c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and exterior doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Common Facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of operation, maintenance, alteration and repair of the Building. Notwithstanding the foregoing, Tenant shall have the right to use any balcony that is accessible only from the Premises and to place thereon tables and chairs subject to the provision of this Section 14.1(c). Before using any such balcony or placing any items of furniture thereon, Tenant shall obtain, at Tenant’s sole expense, any permits or approvals required by any Requirement therefor, and Landlord makes no representation that any such use is permitted under any Requirements. If and to the extent that Tenant uses any such balcony, such balcony shall be considered part of the Premises for purposes of Tenant’s insurance and indemnity obligations under this Lease. In any event, Tenant shall at Tenant’s sole expense, repair any leaks in any roof in the Building caused, directly or indirectly, by Tenant’s use of any such balcony area, together with any damage resulting from any such leak.

ARTICLE 15

DEFAULT

Section 15.1. Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:

(a) Tenant fails to pay when due any installment of Rent within five (5) Business Days following Tenant’s receipt of written notice that such installment was not received when due; provided however, that Landlord shall not be obligated to deliver such written notice more than twice in any twelve-month period and upon the third such occurrence in any twelve-month period Tenant shall be in default if it fails to pay when due any installment of Rent; or

(b) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than thirty (30) days (ten (10) days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3) is of a nature that it cannot be completely remedied within thirty (30) days, failure by Tenant to commence to remedy such failure within said thirty (30) days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed before Landlord is subjected to any civil or criminal liability by reason of such default; or

(c) Intentionally Omitted;

(d) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or

(e) a court of competent jurisdiction shall enter an order, judgment or decree appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof; and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.; or

(f) the occurrence of an Event of Default (as such term is used in the One Charles Park Lease) under the One Charles Park Lease.

Upon the occurrence of any one or more of such Events of Default, Landlord may, in addition to all other remedies available at law or in equity, at its sole option, (i) immediately, or at any time after such Event of Default, without notice, re-enter the Premises or any part thereof, in the name of the whole and repossess the same as of Landlord’s former estate, and dispossess Tenant and any other persons or entities from the Premises and remove any and all of their property and effects from the Premises, without being deemed guilty of any manner of trespass and without prejudice to any other rights or remedies, and/or (ii) give to Tenant three (3) days’ notice of cancellation of this Lease, in which event this Lease and the Term shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15. Any notice of cancellation of the Term may be given simultaneously with any notice of default given to Tenant.

Section 15.2. Landlord’s Remedies.

(a) Possession/Reletting. If any Event of Default occurs and Landlord reenters the Premises or terminates this Lease as aforesaid.

(1)	Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord.

(2)	Disposition of Tenant’s Property. In the event of any such termination, entry or re-entry, Landlord shall have the rights to remove and store Tenant’s property and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

(3)

Landlord’s Reletting. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to and shall not be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting and Tenant hereby waives, to the extent permitted by applicable Requirements, any obligation Landlord may have to mitigate Tenant’s damages; and no such refusal or failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Notwithstanding the foregoing, Landlord will use reasonable efforts to relet the Premises after Tenant vacates the Premises; however, the marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a sophisticated landlord in securing a replacement tenant for the Premises including the first class quality of the Building, matters of tenant mix, and the financial responsibility of any such replacement tenant. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting. No action or inaction by Landlord in connection with such reletting shall relieve Tenant of any liability under this Lease or otherwise affecting any such liability.

(4)	Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may, at any time, be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(5)	Summary Process. Upon any Event of Default of Tenant, or the expiration or termination of this Lease, Landlord shall have the right of summary process under M.G.L.A. Chapter 239, and/or other applicable statues, and such other rights to recover possession as permitted by applicable Requirements.

(b) Tenant’s Waiver. To the maximum extent permitted by law, Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have under any Requirement (including M.G.L. Chapter 186, Section 11); (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(c) Tenant’s Breach. Upon the breach by Tenant, or any persons or entities claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed at law or in equity as if re-entry, summary process proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 15.3. Landlord’s Damages.

(a) Amount of Damages. If this Lease and the Term, or Tenant’s right to possession of the Premises shall terminate, or Landlord shall re-enter the Premises, as provided in Section 15.1, then, in any of such events:

(1)	Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination or repossession;

(2)	Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

(3)	Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(4)	whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, at the election of Landlord, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall constitute evidence of the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3.

Section 15.4. Interest and Late Charges. If any payment of Rent is not paid within five (5) days after the date when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Real Property (or any part thereof). Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to five percent (5%) of such amount shall be assessed, provided, however, that on two (2) occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of five (5) days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges shall constitute Additional Rent payable by Tenant, and are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease or otherwise available at law or in equity.

Section 15.5. Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of an Event of Default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.

Section 15.6. Landlord Default. Landlord shall in no event be in breach or default in the performance of any of Landlord’s obligations under this Lease or any warranties or covenants hereunder unless Landlord shall have failed to perform such obligations, etc. within thirty (30) days, or such additional time as is reasonably required to correct any such default, provided that Landlord has commenced to cure such default within thirty (30) days after notice by Tenant to Landlord thereof and diligently pursued such cure to completion, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Without limitation, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or (except as provided in Section 10.13 above) to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its obligations or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same as set forth above. In addition, except as otherwise expressly provided in Section 16.2 below, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from Rent thereafter due and payable under this Lease.

ARTICLE 16

RIGHT TO CURE; FEES AND EXPENSES

Section 16.1. Landlord’s Right to Cure. If Tenant defaults in the performance of any obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or may result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after ten (10) Business Days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it and all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord as a result of any Event of Default or in any action or proceeding (including any summary process proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, or any other such action or proceeding in which Landlord is a party, shall be paid by Tenant to Landlord within thirty (30) days after demand therefor, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease, attributable directly to Tenant’s use and occupancy of the Premises or presence at the Building, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within thirty (30) days after receipt of Landlord’s invoice for such amount.

Section 16.2. Tenant’s Right to Cure.

(a) If Landlord fails to perform any of its maintenance or repair obligations under this Lease, Tenant shall have the right to notify Landlord thereof (“Repair Notice”), in which event Landlord shall perform such repairs (i) within five (5) Business Days following Landlord’s receipt of the Repair Notice with respect to any Emergency Repair (defined below), and (ii) within thirty (30) days following Landlord’s receipt of the Repair Notice with respect to any Adverse Condition Repair (defined below); provided, however, that if such Repairs cannot despite commercially reasonably efforts be completed within the foregoing time periods, Landlord shall have an additional commercially reasonable period of time within which to perform such Repairs, provided that Landlord has commenced such repairs within the applicable periods of time set forth above and thereafter diligently pursues the completion of such Repairs. For purposes hereof, “Emergency Repairs” shall mean any repairs which Landlord is obligated to perform under this Lease and which are necessary to relieve a situation which threatens the physical well-being of persons or damage to property in the Premises (or, if the situation exists in the Building, but outside of the Premises, then to the extent such situation threatens the physical well-being of Tenant’s personnel or Tenant’s agents, contractors or invitees). For purposes hereof, “Adverse Condition Repairs” shall mean any repairs which Landlord is obligated to perform under this Lease and which are necessary to relieve a situation which adversely and materially impairs Tenant’s use or occupancy of, or access to, the Premises. Emergency Repairs and Adverse Condition Repairs sometimes are referred to herein collectively as “Repairs.”

(b) If Landlord disputes that Landlord is obligated under the terms of this Lease to perform any such requested Repairs, then Landlord shall deliver written notice thereof to Tenant (a “Repair Dispute Notice”) within ten (10) Business Days after receipt of the Repair Notice with respect to an Adverse Condition Repair and five (5) Business Days after receipt of the Repair Notice with respect to an Emergency Repair, in which event Tenant may not exercise its Self-Help Right (defined below). In lieu thereof, either Landlord or Tenant may elect to submit such dispute to expedited binding arbitration before the American Arbitration Association. If Landlord or Tenant elects to submit such dispute to arbitration and it is determined upon final completion of such arbitration proceeding that Landlord is obligated under this Lease to perform such Repairs, then Landlord (a) shall reimburse Tenant for all costs and expenses incurred by Tenant in connection with said arbitration proceeding, and (b) shall (i) within two (2) Business Days following such arbitration determination with respect to an Emergency Repair and (ii) within five (5) Business Days following such arbitration determination with respect to an Adverse Condition Repair, commence such Repair and thereafter diligently pursue such Repair to completion. If it is determined upon final completion of such arbitration that Landlord is not obligated to perform such Repairs, then Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses incurred by Landlord in connection with said arbitration proceeding.

(c) If Landlord has not commenced (and thereafter diligently pursued completion thereof) any such requested Repair within the applicable time period set forth in this Paragraph 15(b) above, unless Landlord has submitted a Repair Dispute Notice as aforesaid, then at any time thereafter prior to the commencement of such Repair by Landlord, Tenant shall, upon (i)

twenty-four (24) hours’ prior notice to Landlord with respect to any Emergency Repair or (ii) five (5) Business Days’ written notice to Landlord with respect to any Adverse Condition Repair, have the right (the “Self-Help Right”) to undertake such actions as may be reasonably necessary to perform such Repairs; provided, however, (a) in no event shall any Repairs performed by Tenant materially adversely affect the structure of the Building or any Building Systems; (b) Tenant shall perform all such Repairs in accordance with all applicable Laws; (c) Tenant shall retain to effect such Repairs only reputable and qualified contractors and suppliers as are duly licensed and, with respect to Repairs to the Building Systems and/or the roof, only those contractors used or approved by Landlord in the Building for such work (without limitation, Landlord will provide Tenant with the names of the then-approved contractors for the roof and/or applicable Building System within forty-eight (48) hours after request therefor); (d) Tenant shall effect such Repairs in good and workmanlike manner, consistent with the standards of the Building; (e) Tenant shall use new or like new materials; and (f) Tenant shall use diligent efforts to minimize any material interference or impact on the other tenants and occupants of the Building. Upon completion of such Repairs, Landlord shall promptly reimburse Tenant for all reasonable actual out-of-pocket costs incurred by Tenant in connection with the performance of such Repairs. Promptly following completion of any Repairs undertaken by Tenant pursuant to the provisions of this Section 16.2, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If, however, Landlord delivers to Tenant, within thirty (30) days after delivery of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive) or, that such repair work exceeded the scope of work determined to be required to perform the Repairs, then the matter shall proceed to resolution by binding expedited arbitration before the American Arbitration Association. If Landlord fails to deliver a written objection to the payment of any invoice as provided above or if and to the extent that any such Landlord objection shall be decided adversely to Landlord by arbitration as provided above, and Landlord shall fail to pay the amount of such invoice or such portion thereof as shall be required to be paid by Landlord pursuant to such arbitration within thirty (30) days after the later to occur of the expiration of the period within which Landlord may object to such invoice as provided above or the determination against Landlord in such binding arbitration and such failure shall continue for sixty (60) days after the expiration of the applicable deadline, then Tenant shall have the right to set-off such unpaid amount against the next monthly installments of Fixed Rent payable under this Lease.

ARTICLE 17

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL

Section 17.1. No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property, or the Premises and no rights, easements or licenses are or have been acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not expressly and specifically set forth in this Lease.

Section 17.2. No Money Damages. Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. Except to the extent set forth in Section 18.2 hereof, in no event shall either party be liable for, and each party, on behalf of itself and all other Tenant Parties and Landlord Parties, as the case may be, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

Section 17.3. Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

ARTICLE 18

END OF TERM

Section 18.1. Expiration. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and, in accordance with and subject to the provisions of Section 5.3, any Specialty Alterations.

Section 18.2. Holdover Rent. Any holding over by the Tenant after the expiration or earlier termination of the Term shall be treated as a tenancy at sufferance, at the Rent set forth below, and otherwise on the terms and conditions of this Lease. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord by the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to one hundred fifty percent (150%) of the Rent payable under this Lease for the last full calendar month of the Term prorated daily for each day of holdover. In addition, if Tenant holds over in the Premises for more than thirty (30) days after the Expiration Date or sooner termination of this Lease, then Tenant shall indemnify Landlord against (i) all claims for damages by any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”), and (ii) all consequential, indirect, and special damages incurred by Landlord arising out of or resulting of any such holding-over by Tenant, including, without limitation, the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant. No holding-over by Tenant nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

ARTICLE 19

QUIET ENJOYMENT

Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

ARTICLE 20

NO SURRENDER; NO WAIVER

Section 20.1. No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord. Without limitation, the receipt or acceptance by Landlord or Landlord’s Agent of the keys to the Premises shall not be deemed an acceptance of a surrender of the Premises or a termination of this Lease.

Section 20.2. No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM

Section 21.1. Jury Trial Waiver. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

Section 21.2. Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or is thereafter brought in any other court by Tenant.

ARTICLE 22

NOTICES

Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given, whichever is earlier.

ARTICLE 23

RULES AND REGULATIONS

Tenant and all Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time, to adopt additional reasonable Rules and Regulations and to reasonably amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules and Regulations against Tenant in a non-discriminatory fashion, except where differing circumstances justify different treatments. In the event of a conflict between this Lease and the Rules and Regulations, this Lease shall control.

ARTICLE 24

BROKER

Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent. Landlord agrees to pay a commission to Tenant’s Broker pursuant to a separate agreement between Landlord and Tenant’s Broker. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.

ARTICLE 25

INDEMNITY

Section 25.1. Tenant’s Indemnity. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees to the extent arising from any act, omission or negligence of all Tenant Parties, (ii) against the Indemnitees to the extent arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Indemnitees to the extent resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed; excepting only to the extent otherwise provided in M.G.L. Chapter 186, Section 15.

Section 25.2. Landlord’s Indemnity. Landlord shall indemnify, defend, protect and hold harmless Tenant and all Tenant Indemnitees from and against any and all Losses incurred by Tenant resulting from any claims against Tenant or the Tenant Indemnitees (i) arising from any accident, injury or damage to any person or the property of any person in or about the Real Property to the extent caused by the negligence or willful misconduct of Landlord or its employees or agents, and (ii) to the extent resulting from any breach, violation or nonperformance of any covenant, condition or agreement on the part of Landlord to be fulfilled, kept, observed or performed.

Section 25.3. Defense and Settlement. If any claim, action or proceeding is made or brought against any Indemnitee or Tenant Indemnitee, then upon demand by such Indemnitee, Tenant or Landlord, as the case may be, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the name of the respective Indemnitee (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant’s or Landlord’s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, such Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under the other party’s liability insurance carried under this Lease for such claim and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. If either party fails to diligently defend or if there is a legal conflict or other conflict of interest, then the other party may retain separate counsel at the failing party’s expense. Notwithstanding anything herein contained to the contrary, Indemnitee or Tenant Indemnitee may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Indemnitee or Tenant Indemnitee at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the

Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

ARTICLE 26

MISCELLANEOUS

Section 26.1. Delivery. The submission of drafts of this document for examination and negotiation does not constitute an offer to lease, or the acceptance of an offer to lease, or a reservation of or option for, the Premises. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

Section 26.2. Transfer of Real Property. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Transfer”) by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building and/or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of Transfer.

Section 26.3. Limitation on Liability. Notwithstanding any provision contained in this Lease to the contrary, the liability of the Landlord for its obligations under this Lease shall be limited to the interests of Landlord in the Building and the undistributed rents therefrom. In no event shall any partner, member, manager, shareholder, director, officer, principal, employee, agent, or owner of either party, direct or indirect, disclosed or undisclosed, be personally liable for any debts, liabilities or obligations of such party, or for any claims against such party, arising out of or resulting from this Lease. Any such debts, obligations, liabilities or claims asserted against Landlord shall be satisfied solely out of the interests of Landlord in the Building. In no event shall any personal judgment be sought or obtained against any partner, member, manager, shareholder, director, officer, principal, employee, agent, or owner of either party, direct or indirect, disclosed or undisclosed (collectively, the “Parties”).

Section 26.4. Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 26.5. Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

Section 26.6. Governing Law. This Lease shall be governed in all respects by the laws of the Commonwealth of Massachusetts.

Section 26.7. Unenforceability. If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.8. Lease Disputes. (a) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the Commonwealth of Massachusetts or the federal courts for the Commonwealth of Massachusetts and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

(b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

Section 26.9. Landlord’s Managing Agent. Unless Landlord delivers notice to Tenant to the contrary, Landlord’s managing agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s managing agent. As of the Effective Date, Landlord’s managing agent is Jones Lang LaSalle. Tenant acknowledges that Landlord’s managing agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s managing agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

Section 26.10. Estoppel. Within fifteen (15) days following request from (i) Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, and (ii) Tenant, Landlord shall deliver to Tenant a statement executed and acknowledged by Landlord, in form reasonably satisfactory to Tenant: (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant’s or Landlord’s knowledge, as the case may be, either Tenant and/or Landlord is in default under this Lease, and setting forth the specific nature of all such defaults, if any, (d) stating the amount of the security deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant or Landlord, as the case may be, to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Tenant, Landlord, such Mortgagee or such Lessor, as the case may be. Tenant acknowledges that any statement delivered by Tenant pursuant to this Section 26.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof. Landlord acknowledges that any statement delivered by Landlord pursuant to this Section 26.10 may be relied upon by any third party having an interest in Tenant, any lender or potential lender or any potential acquirer of Tenant’s leasehold interest in the Premises.

Section 26.11. Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

Section 26.12. Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition.

Section 26.13. Memorandum of Lease. This Lease shall not be recorded; however, at Landlord’s request, Landlord and Tenant shall promptly execute, acknowledge and deliver a notice of lease in recordable form and complying with applicable Massachusetts laws, and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Within ten (10) days after the end of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the notice of lease of record.

Section 26.14. Counterparts. This Lease may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

Section 26.15. Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

Section 26.16. Inability to Perform. In any case where Landlord or Tenant is required to do any act, delays caused by or resulting from Unavoidable Delays shall not be counted in determining the time during which work or other act shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time”, and such time shall be deemed to be extended by the period of such Unavoidable Delay. Notwithstanding anything to the contrary contained in this Section 26.16, the terms of this Section 26.16 shall not apply to any obligation under this Lease of either party to pay the other party any sum of money or to Landlord’s obligations under Sections 4.3 and 4.4 above. In no event shall financial incapacity or financial inability be considered a permissible reason for delay. Notwithstanding the foregoing, (i) to the extent that either party seeks to deem any event an Unavoidable Delay, such party must deliver to the other party written notice not less than forty-eight (48) hours after the occurrence of such event, and (ii) to the extent that either party is delayed by an Unavoidable Delay, such party must use commercially reasonable efforts to mitigate any damages resulting from such Unavoidable Delay.

Section 26.17. Financial Statements. Tenant shall provide Landlord with its most recent current audited financial statements (including balance sheets and income/expense statements), prepared and certified by an independent certified public accountant, within sixty (60) days after the end of its fiscal year and at such other times as may be requested by Landlord from time-to-time; provided, however, Landlord shall not request such financial statements more than twice in any twelve (12) month period. This provision shall not be applicable during any period of time that Tenant’s stock is traded on a nationally recognized stock exchange.

ARTICLE 27

SIGNAGE

Section 27.1. Directories. Landlord, at Landlord’s cost and expense, shall provide Tenant with initial building standard signage in all building directories in the Building.

Section 27.2. Lobby and Monument Signage. As an appurtenance to the Premises, in accordance with and subject to the provisions of this Article 27, subject to approval by all applicable Governmental Authorities, so long as this Lease is in full force and effect, then Tenant may elect, at Tenant’s sole cost and expense, to construct, erect, and maintain (a) signage in the lobby of the Building and (b) monument signage at Tenant’s main entrance to the Building on Rogers Street and (c) signage on the exterior facade of the Building. All such signs (including the size, location, design, materials, colors and appearance thereof) shall be subject to the prior review and approval of Landlord in all respects, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at its sole cost and expense, prepare all plans and specifications relating to all signs installed by Tenant, obtain all permits and approvals from Governmental Authorities required in connection with such signs, if any, and pay all costs and expenses of constructing, installing, maintaining, repairing, replacing, and removing such signs. All of Tenant’s signs shall be removed by Tenant concurrent with the expiration or earlier termination of the Term of this Lease, and Tenant shall restore the areas where such signs had been installed to their condition prior to the installation of such signs, subject to normal wear and tear. Landlord shall have no obligations or liabilities with respect to the design of such signs, the obtaining of any required permits or approvals with respect thereto, or the construction, installation, maintenance, repair or replacement thereof, all of which shall be at the sole risk, and sole cost and expense of Tenant. Tenant shall maintain and repair all signs installed by Tenant in first-class order, condition and repair, at its sole cost and expense, in accordance with all Requirements.

Section 27.3. Exclusive Rights. So long as this Lease is in full force and effect, then Landlord will not install or permit the installation of any other exterior façade signs on the exterior of the Building (exclusive of exterior signage for retail tenants of the Building, which signage is located on or adjacent to the storefront for such tenant(s)) or monument signs at Tenant’s main entrance to the Building on Rogers Street identifying another tenant of the Building. No other tenant in the Building shall have more prominent signage in the lobby of the Building than Tenant. Except as set forth herein, Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior (excepting only signs identifying other tenants of the Building) and on the interior of the Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the number, or designation of the Building.

ARTICLE 28

RENEWAL TERMS

Section 28.1. Renewal Term. Tenant shall have the right to renew the Term for all of the Premises for two (2) successive renewal terms (each, a “Renewal Term;” the “First Renewal Term” and the “Second Renewal Term”, respectively) of five (5) years each, by notice (each, a “Renewal Notice”) delivered to Landlord not less than eighteen (18) months prior to the Expiration Date or the expiration of the First Renewal Term, as applicable, time being of the essence; provided, however, (x) no Event of Default shall remain outstanding either on the date such Renewal Notice is given or on the respective Renewal Term Commencement Date (as hereinafter defined, and (y) the One Charles Park Lease is and remains in full force and effect, and concurrently therewith, Tenant renews the term of the One Charles Park Lease. Upon the giving of each such Renewal Notice, the Term of this Lease shall be extended for the respective Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Term. The First Renewal Term shall commence on January 1, 2024 (the “First Renewal Term Commencement Date”) and shall expire on December 31, 2029, or such earlier date as this Lease may terminate pursuant to any of the terms and conditions of this Lease. The Second Renewal Term shall commence on January 1, 2030 (the “Second Renewal Term Commencement Date”), and shall expire on December 31, 2034, or such earlier date as this Lease may terminate pursuant to any of the terms and conditions of this Lease. Time is of the essence with respect to the giving of each Renewal Notice. Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions of this Lease, except that (w) the Fixed Rent shall be determined as provided in Section 28.2, (x) after the exercise of the option with respect to the Second Renewal Term, Tenant shall have no further right to renew the Term, (y) the Base Tax Year shall be the Tax Year commencing on the July 1st prior to the applicable Renewal Term Commencement Date, and (z) the Base Expense Year shall be the Comparison Year ending on the December 31st immediately preceding the respective Renewal Term Commencement Date. Upon the commencement of each respective Renewal Term, (A) the respective Renewal Term shall be added to and become part of the Term, (B) any reference in this Lease to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include the respective Renewal Term, and (C) the expiration of the respective Renewal Term shall become the Expiration Date. Any termination, cancellation or surrender of the entire interest of Tenant under this Lease at any time during the Term shall terminate the foregoing rights of renewal of Tenant hereunder.

Section 28.2. Renewal Term Rent. If, as of the respective Renewal Term Commencement Date, Tenant occupies less than 125,000 rentable square feet in the Building and in One Charles Park (collectively), then the annual Fixed Rent payable during the Renewal Term shall be equal to 100% of the annual Fair Market Value (as hereinafter defined) of the Premises as of commencement of the Renewal Term (the “Calculation Date”). If, as of the respective Renewal Term Commencement Date, Tenant occupies 125,000 or more rentable square feet in the Building and One Charles Park (collectively), then the annual Fixed Rent payable during the Renewal Term shall be equal to 95% of the annual Fair Market Value of the Premises as of commencement of the Calculation Date. “Fair Market Value” shall mean the fair market annual rental value of the Premises as of the Calculation Date for a term equal to the Renewal Term, based on comparable space in the Building, or on comparable space in Comparable Buildings, including all of Landlord’s services provided for in this Lease, and with (a) the Premises considered as vacant, and in “as is” condition existing on the Renewal Term Commencement Date, (b) the Base Tax Year being the Tax Year commencing on the July 1st prior to the Renewal Term Commencement Date, and (c) the Base Expense Year being the Comparison Year ending on the December 31st prior to the Renewal Term Commencement Date. The calculation of Fair Market Value shall also be adjusted to take into account all relevant factors. Landlord shall advise Tenant (the “Rent Notice”) of Landlord’s determination of Fair Market Value prior to the Renewal Term Commencement Date. If Tenant disputes Landlord’s determination of Fair Market Value, then Tenant shall give notice (a “Dispute Notice”) to Landlord of such dispute within ten (10) Business Days after delivery of the Rent Notice, and such dispute shall be resolved by arbitration as provided in Section 28.3. Time is of the essence of the giving of said Dispute Notice. In the event that Tenant shall not deliver the Dispute Notice within such ten (10) Business Day period, Tenant shall be deemed to have delivered the Dispute Notice. If the Fixed Rent payable during the Renewal Term is not determined prior to the Renewal Term Commencement Date, then Tenant shall pay Fixed Rent in an amount equal to one hundred ten percent (110%) of the amount payable immediately prior to such Renewal Term Commencement Date (the “Interim Rent”). Upon final determination of the Fixed Rent for the Renewal Term, Tenant shall commence paying such Fixed Rent as so determined, and within thirty (30) days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

Section 28.3. Arbitration. If Tenant disputes (or is deemed to have disputed) Landlord’s determination of Fair Market Value pursuant to Section 28.2, then such dispute shall be determined by arbitration in accordance with the then prevailing expedited procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the expedited procedures shall be modified as follows:

(1) In its Dispute Notice or within ten (10) Business Days after the deemed delivery date thereof Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a commercial real estate appraiser with the M.A.I. designation from the American Institute of Real Estate

Advisors, with at least 10 years full-time commercial real estate appraisal experience who is familiar with the Fair Market Value of first-class office space in Cambridge, Massachusetts. If Tenant fails to notify Landlord of the appointment of its arbitrator within the time period set forth above, and such failure continues for three (3) Business Days after Landlord delivers notice of such failure to Tenant, then the arbitrator appointed by Landlord shall be the arbitrator to determine the Fair Market Value for the Premises. Within ten (10) Business Days after receipt (or deemed delivery) of the Dispute Notice, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) Business Day period, and such failure continues for three (3) Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value for the Premises.

(2) If two arbitrators are chosen pursuant to Subsection 28.3(1), the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within twenty (20) Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subsection 28.3(1). If they are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the Boston Office of the American Arbitration Association. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subsection 28.3(3). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(3) Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to this Lease evidencing the extension of the Term for the Renewal Term and confirming the Fixed Rent for the Renewal Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(4) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

ARTICLE 29

PARKING

Section 29.1. Parking Passes. During the Term, Tenant may elect to contract for use of parking passes for use in the Garage at the rate of 1.9 parking passes for each 1,000 rentable square feet in the Premises. Tenant shall pay, as Additional Rent, a monthly parking charge for such parking passes, which charge shall be at the prevailing rate established from time to time with respect to the Garage. The monthly parking charge is currently $190.00 per parking pass per month and said charge is subject to increase from time to time; provided, however, said monthly parking charge shall not increase by more than 3% in any calendar year. In addition to the foregoing, throughout the term of this Lease, Landlord shall provide to Tenant the right to use sixty-eight (68) additional parking spaces available to Landlord in the property near the Building commonly known as The Galleria Mall, and Tenant shall, as Additional Rent, reimburse Landlord the actual charge (without mark-up) from time to time payable by Landlord for the use of such spaces. As of the Effective Date, such charge is $185.00 per space per month. Such charge shall be reimbursed to Landlord on a monthly basis, together with the monthly payments of Fixed Rent. Notwithstanding the foregoing, Tenant may elect to return parking passes to Landlord as follows: (i) on the fourth (4th) anniversary of the 4th/5th Floor Premises Rent Commencement Date, Tenant may elect to return up to fifteen (15) parking passes by giving Landlord written notice of such election not later than six (6) months before such fourth (4th) anniversary; and (ii) on the eighth (8th) anniversary of the 4th/5th Floor Premises Rent Commencement Date, Tenant may elect to return up to an additional fifteen (15) parking passes by giving Landlord written notice of such election not later than six(6) months before such eighth (8th) anniversary. If Tenant has returned any parking passes as aforesaid, Tenant may elect to contract again for such returned passes from time to time by written notice to Landlord; provided, however, that Landlord shall be obligated to provide Tenant such returned passes only if and to the extent the same are available (i.e., if Landlord has provided such passes to any third party, Landlord shall only be obligated to provide the same to Tenant when such third party surrenders its right to use such passes), and in any event any such passes that Landlord provides after Tenant has returned same shall be at a monthly parking charge equal to the then-applicable rate being charged by Landlord for parking passes in the Garage (i.e., without regard to the 3% limitation on increases set forth above).

Section 29.2. Garage. The Garage shall include not less than twenty (20) parking spaces reserved for low-emission vehicles, as well as security cameras at the entrances and exits for the entire term. The parking passes shall be used only for parking duly registered and operating private passenger motor vehicles owned and operated by Tenant or its employees. The parking passes shall not be transferable. Neither the Garage operator nor Landlord shall be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, and, to the fullest extent permitted by law, the use of the Garage shall be at the sole risk of Tenant and its employees. Without limitation, neither the Garage operator nor Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured against entry, except to the extent caused by the gross negligence or willful misconduct of Landlord or the Garage operator, as applicable.

Section 29.3. Rules and Regulations. Landlord may, from time to time, in accordance with the terms and conditions of Article 23, promulgate reasonable rules and regulations regarding the Garage, the parking passes and the use thereof, including reasonable rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations. If Tenant’s employees fail to comply with such rules and regulations, and such failure continues for more than thirty (30) days after notice thereof from Landlord, then Landlord or the Garage operator, as applicable, may elect to revoke the rights of the subject employee to use respective parking passes.

Section 29.4. Storage. Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord and the Garage operator. Except for emergency repairs, Tenant and its employees shall not perform any repair work on any automobiles while located in the Garage. If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant or its employee(s) shall provide Landlord or the Garage operator with prior notice thereof designating the license plate number and model of such automobile.

ARTICLE 30

OFAC COMPLIANCE

(a) Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law. This Section 30(a) shall not apply to any person or entity to the extent that such person or entity’s interest in Tenant is through a U.S. Publicly-Traded Entity. As used in this Lease, “U.S. Publicly-Traded Entity” means a Person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person.

(b) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of this Lease.

(d) Landlord represents and warrants that (a) Landlord and each person or entity owning an interest in Landlord is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any List, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Landlord constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Landlord (whether directly or indirectly), (d) none of the funds of Landlord have been derived from any unlawful activity with the result that the investment in Landlord is prohibited by law or that this Lease is in violation of law, and (e) Landlord has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. This Section 30(d) shall not apply to any person or entity to the extent that such person or entity’s interest in Landlord is through a U.S. Publicly-Traded Entity.

(e) Landlord covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Tenant in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Landlord has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Tenant under the Lease and (d) at the request of Tenant, to provide such information as may be requested by Tenant to determine Landlord’s compliance with the terms hereof.

(f) Landlord hereby acknowledges and agrees that Landlord’s inclusion on the List at any time during the Term shall be a material default of this Lease. Notwithstanding anything herein to the contrary, Landlord shall not permit the Building or Real Property or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Building or Real Property by any such person or entity shall be a material default of this Lease.

ARTICLE 31

RIGHT OF FIRST OFFER

Section 31.1. ROFO Rights. If at any time between the first (1st) anniversary of the Commencement Date and the date which is eighteen (18) months prior to the Expiration Date (as the same may be extended pursuant to Article 28) Landlord in its sole discretion determines that any rentable area in the Building (each such area, a “ROFO Space”) has become “available for leasing” (as hereinafter defined), and provided that the conditions precedent set forth in Section 31.3 below are then satisfied, then prior to offering to lease such ROFO Space to any 3rd parties, Landlord shall deliver notice thereof to Tenant (the “ROFO Notice”) setting forth a description of the ROFO Space in question (including the rentable area thereof), the Landlord’s determination of Fixed Rent and Additional Rent for such ROFO Space, the other material business terms upon which Landlord is willing to lease the ROFO Space, and the date Landlord anticipates that the ROFO Space will become available for leasing (which shall be no later than one (1) year after the date of the ROFO Notice). Provided that all of the conditions precedent set forth in this Article 31 are fully satisfied by Tenant, Tenant shall have the option (the “ROFO Option”), exercisable by Tenant delivering written notice (the “Acceptance Notice”) to Landlord within ten (10) Business Days after delivery by Landlord of the ROFO Notice, to lease all of the subject ROFO Space upon all of the terms and conditions set forth in the ROFO Notice, including the Fixed Rent and Additional Rent for the ROFO Space designated by Landlord as set forth therein. Time shall be of the essence as to Tenant’s giving of the Acceptance Notice with respect to any ROFO Space.

If Tenant fails to deliver an Acceptance Notice within such ten (10) Business Day period, then Tenant shall be deemed to have rejected the option to lease the applicable ROFO Space (the “Rejected ROFO Space”). In such event, except as set forth below, Tenant shall have no further rights or claims with respect to the Rejected ROFO Space, Landlord shall have no further liabilities or obligations to Tenant with respect to the Rejected ROFO Space, and Landlord may elect to lease the Rejected ROFO Space to 3rd parties upon such terms and conditions as Landlord may determine in its discretion. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its ROFO Option but failed to deliver an Acceptance Notice within the foregoing ten (10) Business Day period, and (ii) thereafter prior to entering into a lease (or leases) for such ROFO Space Landlord proposes to lease the respective ROFO Space to a prospective tenant on terms that are “materially more favorable” than those set forth in the ROFO Notice previously delivered to Tenant, then Tenant’s rights with respect to the respective ROFO Space shall be revived and Tenant shall once again have a ROFO Option with respect to the respective ROFO Space. For purposes hereof, the terms offered to a prospect shall be deemed to be “materially more favorable” from those set forth in the ROFO Notice if there is a reduction of more than six percent (6%) in the “bottom line” cost per rentable square foot of the ROFO Space to the prospective tenant, when compared with the “bottom line” cost per rentable square foot for the ROFO Space under the ROFO Notice, determined by considering all of the economic terms of both proposals, respectively, including, among other relevant factors, the fixed rent, the tax and expense escalation, the additional rent, any free rent periods, and any other concessions and allowances. Additionally, in the event that Landlord has not leased the applicable ROFO Space to a third party by the date that is one hundred eighty (180) days after Landlord’s delivery to Tenant of the ROFO Notice for such ROFO Space, then Landlord shall not lease the applicable ROFO Space unless it delivers another ROFO Notice with respect to such ROFO Space to Tenant in accordance with this Section 31.

Section 31.2. Available for Leasing, etc. For purposes of this Article 31, space shall be deemed “available for leasing” when Landlord has determined in its discretion that (a) the space is vacant, or (b) the respective existing tenant or occupant will not extend or renew the term of its lease or other occupancy agreement for the ROFO Space and that said existing tenant or occupant is not interested either in extending or renewing its lease or other occupancy agreement for the ROFO Space or in entering into a new lease for such ROFO Space, or (c) Landlord intends to market the ROFO Space for lease or list the same with a broker. For purposes of this Article 31, space shall not be deemed “available for leasing” if, at the time in question (a) any person or entity leases or occupies the ROFO Space, whether pursuant to a lease or other agreement (unless such person or entity confirms to the satisfaction of Landlord that it does not intend to extend or renew the term of the lease or other occupancy agreement for the ROFO space or enter into a new lease for such ROFO Space), (b) any person or entity holds any option or right to lease or occupy the ROFO Space, or to renew its lease or right(s) of occupancy thereof, or any other rights or claims thereto (including, without limitation, any rights of first offer, rights of first refusal or expansion rights), or (c) Landlord intends occupy the ROFO Space, or to lease or otherwise permit the occupancy of the ROFO Space by an affiliate or subsidiary of Landlord. Without limitation, so long as a tenant or other occupant leases or occupies all or a portion of the ROFO Space, Landlord shall be free to extend or renew any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be “available for leasing.” In no event shall Landlord be liable to Tenant for any failure by any then existing tenant or occupant to vacate any ROFO Space by any particular date; provided that Landlord shall use commercially reasonable efforts, including, without limitation, pursuing eviction and remedies available under any guaranties, to re-gain control of the applicable space. Nothing set forth in this Article 31 shall be construed to limit Landlord’s right to lease space in the Building to affiliates of Landlord, or to keep space in the Building vacant if Landlord elects, in its sole discretion, to do so, and such space leased to affiliates, subsidiaries or related entities, or vacant space, shall in no event be deemed to be “available for leasing” hereunder. Notwithstanding anything herein to the contrary, all rights of first offer granted to Tenant pursuant to this Article 31 are subject and subordinate in all respects to the rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant or occupant of the Building existing on the date of this Lease and listed on Exhibit H attached hereto, which Landlord represents and warrants to Tenant are all such superior rights.

Section 31.3. Conditions. Tenant shall have no right to exercise any ROFO Option unless all of the following conditions have been satisfied both on the date of the Acceptance Notice and on the ROFO Space Commencement Date (as hereinafter defined): (a) No uncured default or Event of Default shall exist under this Lease; and (b) Tenant has not subleased (other than pursuant to a sublease for which the prior consent of Landlord is expressly not required pursuant to the provisions of Section 13.6 above) more than twenty-five percent (25%) of the floor area of the Premises.

Section 31.4. Terms. Unless the terms of the ROFO Notice provide otherwise, effective as of the date on which Landlord delivers the ROFO Space to Tenant (the “ROFO Space Commencement Date”):

(1) The ROFO Space shall be added to and be deemed to be a part of the Premises for all purposes under this Lease (except as otherwise provided in this Article 31);

(2) The ROFO Space shall be delivered in broom-clean condition, free of all tenants and occupants and otherwise in its “as is” condition; Landlord shall not be obligated to perform any work or improvements or to provide any allowances or inducements with respect thereto;

(3) Fixed Rent and Additional Rent for the ROFO Space shall be as set forth in the ROFO Notice; and

(4) Tenant shall pay all Additional Rent payable under this Lease with respect to the applicable ROFO Space, except to the extent that any such Additional Rent is included in the amounts payable under clause (iii) above.

Section 31.5. Amendment. If Tenant exercises the ROFO Option, upon request made by Landlord, Tenant will execute, acknowledge and deliver to Landlord an amendment to this Lease confirming the ROFO Space Commencement Date, Fixed Rent and Additional Rent payable with respect to the ROFO Space, the incorporation of the ROFO Space into the Premises, and the modifications to this Lease resulting therefrom, as provided in Section 31.4. The failure of either party to execute and deliver such an amendment shall not affect the rights, liabilities or obligations of the parties with respect to the ROFO Space.

Section 31.6. Expiration. Notwithstanding any provision contained herein to the contrary, if and when the date which is eighteen (18) months prior to then-scheduled Expiration Date of the Term of this Lease occurs (as such expiration date may be extended from time to time pursuant to Article 28 of this Lease), then this Article 31 shall become null and void and of no further force or effect and Tenant shall have no further ROFO Options or other rights to lease any ROFO Space pursuant to this Article 31. In such event, all of the obligations of Landlord to offer any ROFO Space to Tenant shall be considered to have been fully and completely satisfied, and neither Landlord nor Tenant shall have any further rights, liabilities or obligations under this Article 31.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CHARLES PARK TWO, LLC, a Delaware limited liability company

BY:	PRINCIPAL REAL ESTATE INVESTORS,
LLC, a Delaware limited liability company,
its authorized signatory

By:
Name:
Its:

By:
Name:
Its:

TENANT:

PEGASYSTEMS INC. a Massachusetts corporation

By:
Name:
Its:

EXHIBIT A

FLOOR PLANS

The floor plans which follow are intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

A-1

EXHIBIT B

DEFINITIONS

ADA: Collectively, the Americans with Disabilities Act (42 U.S.C. § 12101 et seq.) and the regulations and guidelines promulgated thereunder, as the same may be amended, modified, and supplemented from time-to-time; and, the rules and regulations of the Massachusetts Architectural Access Board (M.G.L. c. 22, § 13A, et seq.; 521 C.M.R. 1.00 et seq.), as the same may be amended, modified, and supplemented from time-to-time; and, any law, code or regulation promulgated by a Governmental Authority of similar import.

Affiliate: With respect to any person or entity, any other person or entity that, directly or indirectly (through one of more intermediaries), Controls, is Controlled by, or is under common Control with, such first person or entity.

Base Rate: The annual rate of interest publicly announced from time to time by Bank of America, N.A., or its successor, in New York, New York as its “base rate” (or such other term as may be used by Bank of America, N.A., from time to time, for the rate presently referred to as its “base rate”).

Building Systems: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).

Business Days: All days, excluding Saturdays, Sundays and Observed Holidays.

Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.

Common Areas: The Garage, the lobby, plaza and sidewalk areas and other similar areas of general access and the areas on individual multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises.

Common Facilities: All common areas and facilities serving the Building, including all air-conditioning and mechanical areas, the central plant and systems (including ventilating fans and fan rooms) furnishing heating, ventilating and air conditioning to the Building, all areas containing equipment or enclosing pipes, ducts or shafts, utility distribution systems and electrical transformers, closets, equipment rooms and switchgear, emergency generators and oil tanks therefor, the common corridors, lobbies and stairways, loading docks, the parking garage (the “Garage”) which constitutes a portion of the Building, the interior publicly accessible space included as part of the Building (such as the lobby areas), management offices for the Building, turn-around areas, mechanical and electrical areas and facilities, areas of covered space located along the perimeter of the Building, and the other public sidewalks, stairways and plazas.

Comparable Buildings: First-class office buildings of comparable age and quality in East Cambridge, Massachusetts.

Control: (i)(a) The ownership, directly or indirectly, of more than 50% of the voting stock of a corporation, or (b) in the case of any person or entity which is not a corporation, the ownership, directly or indirectly, of more than 50% of the beneficial ownership interest in such person or entity or (ii) in the case of any such person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, person or entity.

Deficiency: The difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys’ fees and disbursements, and alteration costs).

Excluded Expenses: (a) Taxes; (b) franchise or income taxes imposed upon Landlord; (c) mortgage amortization and interest; (d) leasing commissions; (e) the cost of tenant installations and decorations incurred in connection with preparing space for any Building tenant, including workletters and concessions; (f) rent under Superior Leases, if any (except to the extent that any such rent constitutes a pass-through of expenses that would otherwise qualify as Operating Expenses under the Lease); (g) management fees to the extent in excess of 5% of the gross rentals and other revenues collected for the Real Property (provided, however, that to the extent that management fees in any Comparison Year exceed as a percentage of revenues the percentage of revenues used to determine management fees in the Base Year, then, for purposes of determining the amount of Tenant’s Operating Payment for such Comparison Year, Base Operating Expenses shall be retroactively adjusted to reflect the amount of Base Operating Expenses that would have been incurred had the increased percentage of management fee been applicable in the Base Expense Year); (h) wages, salaries and benefits paid to any persons above the grade of building manager (or comparable designation); (i) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages; (j) costs of services provided to other tenants of the Building on a “rent-inclusion” basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of penalties or fines; (m) costs for services, supplies or repairs (other than management fees) paid to any related entity in excess of costs that would be payable in an “arm’s length” or unrelated situation for comparable services, supplies or repairs; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (o) advertising and promotional expenses in connection with leasing of the Building; (p) fines, interest, penalties and legal fees arising out of Landlord’s failure to timely pay Operating Expenses or Taxes; (q) costs incurred in connection with the removal, encapsulation or other treatment of asbestos or any other Hazardous Materials (classified as such on the Effective Date) existing in the Real Property as of the date hereof or subsequently released on the Real Property by any person; (r) the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 7.1; (s) costs relating to the repair, maintenance and operation of the Garage; and (t) any ground or underlying lease rental; (u) bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the Real Property; (v) rentals for items which if purchased, rather than rented, would constitute a capital cost, except to the extent such capital cost can be included in Operating Expenses pursuant to the terms of Section 7.1(e) of the Lease; (w) depreciation, amortization and interest payments, except on equipment, materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (x) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly; (y) Landlord’s general corporate overhead and general and administrative expenses, except to the extent included in the management fee; (z) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (aa) services provided, taxes, attributable to, and costs incurred in connection with the operation of any retail, restaurant and garage operations for the Building, and any replacement garages or parking facilities and any shuttle services; (bb) costs incurred in connection with upgrading the Building to comply with laws, rules, regulations and codes in effect prior to the Commencement Date; (cc) costs arising from the negligence or willful misconduct of Landlord or other tenants or occupants of the Building or their respective agents, employees, licensees, vendors, contractors or providers of materials or services; (dd) Landlord’s charitable or political contributions; (ee) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters; (ff) costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue); (gg) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building; and (hh) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants.

Governmental Authority: The United States of America, the City of Cambridge, the Commonwealth of Massachusetts, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property.

Hazardous Materials: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as “hazardous substances,” “toxic substances,” “contaminants,” “pollutants” or words of similar import.

HVAC System: The Building System designed to provide heating, ventilation and air conditioning.

Indemnitees: Landlord, Landlord’s Agent, each Mortgagee and Lessor, and each of their respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, servants, agents, and representatives.

Lease Year: The first Lease Year shall commence on the Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for 12 consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date.

Lessor: A lessor under a Superior Lease.

Losses: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.

Mortgage(s): Any mortgage, trust indenture or other financing document which may now or hereafter encumber or otherwise affect the Premises, the Real Property and/or the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage.

Net Worth: The excess of (i) all assets over (ii) all liabilities, as shown on the balance sheet of Tenant, determined in accordance with generally accepted accounting principles consistently applied.

Observed Holidays: New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving, and Christmas.

Ordinary Business Hours: 8:00 a.m. to 6:00 p.m. on Business Days.

Prohibited Use: The use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except for vending machines, coffee machines that have a waterproof pan thereunder and be connected to a drain, and/or warming kitchens installed for the use of Tenant’s employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any Governmental Authority, any foreign government, or any agency or department of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in first-class office buildings; (xii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance.

Related Entity: A business entity which Controls, is Controlled by, or is under Common Control with, the original tenant named herein.

Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including the ADA and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, and landmarks protection, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, and (iv) utility service providers, provided that any Requirement of a utility provider is of general applicability to Comparable Buildings.

Rules and Regulations: The rules and regulations annexed to and made a part of this Lease as Exhibit C, as they may be reasonably modified from time to time by Landlord.

Specialty Alterations: Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character. All Specialty Alterations are Above-Building Standard Installations. In no event will the Juniper Equipment be deemed to be a Specialty Alteration.

Substantial Completion or Substantially Completed means that the respective work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises or which in accordance with good construction practices should be completed after the completion of other work in the Premises or the Building.

Superior Lease(s): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

Tenant Delay: Any delay that results from any of the following: (i) any change order requested by Tenant with respect to any work being performed by Landlord, (ii) the failure of Tenant to submit any plan or other material or information or to provide any consent or approval within the time period or deadline specified for Tenant to provide same by the terms of the Lease, or (iii) any act or omission of Tenant that continues after notice to Tenant thereof.

Tenant Indemnitees: Tenant and its direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, servants, agents, and representatives.

Tenant Party: Tenant and any subtenants or occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.

Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other equipment, telecommunications data and other cabling, computer systems, trade fixtures, furniture, modular furniture, partitions, furnishings, and other items of personal property which are removable without permanent material damage to the Building (i.e., damage that Tenant cannot or does not repair immediately following such removal).

Unavoidable Delays: Either party’s inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by such party or such party’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations or such party’s inability to supply or delay in supplying any equipment or fixtures, if such party’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond such party’s reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

EXHIBIT C

RULES AND REGULATIONS

A. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their agents, employees, subtenants, contractors, licensees or invitees, or used for soy purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another.

B. Plumbing fixtures and appliances shall be used only for die purpose for which constructed, and no sweepings. rubbish, rags., or other unsuitable materiel shall be thrown or placed therein. The cost offspring any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant’s officers, agents, servants, and employees shall be paid by such tenant.

C. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the Landlord. No nails, hooks, or screws shall be driven into or inserted in any part of the Building (other than in connection with hanging art work, white boards or the like), except by Building maintenance personnel.

D. No swing or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall he attached to, hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord.

E. Directories will be placed by Landlord, at Landlord’s own expense, in conspicuous places in the Building, No other directories shall be permitted,

F. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Property Manager of the Building during normal Building Hours, Monday through Friday, no later than 24 hours prior to the time such service is required. All such requests for service shall be delivered on forms available from the office of the Property Manager. The request shall clearly stale the start and stop hours of the “off-hour” service. Tenant shall submit to the Property Manager a list of personnel authorized to make such request and Tenant shall be charged per Section 10.6 of the Lease,

G. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of secondhand goods, insurance salvage stock, or firs sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

H. Tenants shall not do anything, or permit anything to be done, in or about the Building or Lot, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governments authority.

I. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations that Tenant desires to place In the Premises so as properly to distribute the weight thereof. Landlord shall have the authority to prescribe the weight and position of safes or other heavy equipment that may overstress any portion of the floor. All damage done to the Building by the improper placing of heavy item that overstress the floor will be repaired at the sole expense of the Tenant. Landlord reserves the right to have Landlord’s structural engineer review Tenant’s floor loads on the Premises at Tenant’s, expense.

J. A tenant shall notify the Property Manager when safes or other heavy equipment are to be taken into or out of the Building. Moving of such Items shall be done during the hours that Landlord may determine under the supervision of the Property Manager of the Building, after receiving written permission from him.

K. Corridor doors, when not in use, shall be kept closed.

L. All deliveries must be made via the service entrance and service elevators during normal Building Hours or as otherwise directed or scheduled by Landlord. Prior approval must be obtained from Landlord for any deliveries that must be received after normal Building Hours.

M. Each tenant shall cooperate with Building employees in keeping the Premises, Lot and Common Facilities neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals (other than seeing-eye dogs), or reptiles, or any other creatures, shall be brought into or kept in or about the Building.

N. Landlord’s employees or employees of Landlord’s Property Manager, contractors or subcontractors shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Property Manager of the Building.

O. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise. Tenants shall not make or permit any improper noises in the Building, or Common Facilities or otherwise interfere in any way with other tenants or persons having business with them.

P. Tenants shall not use or keep in the Building any flammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL-approved.

Q. Tenants’ employees or agents, or anyone else who desires to enter the Building after normal Building Hours, maybe required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location during such person’s stay and such person’s time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.

R. Landlord has the right to evacuate the Building in event of emergency or catastrophe or for the purpose of holding a reasonable number of fire drills.

S. If any governmental license or permit shall be required for the proper and lawful conduct of tenant’s business, tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord’s inspection. Tenant shall at all times comply with the terms of any such license or permit.

T. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than its pro rata share on a rentable square foot basis of the design flow gallon age per day of sanitary (no industrial) sewage allowed under the sewage discharge permit(s) for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefore, including without limitation permits from state and local authorities having jurisdiction thereof. Discharge of any industrial sewage is not permitted. Tenant shall submit to Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances, used, generated, or stored on the Premises; type of substance (liquid, gas or granular); quantity used, stored or generated per yean method of disposal; permit number, if any, attributable to each substance, together, with copies of till permits for such substance; and permit expiration date for each substance.

U. Landlord stall have the exercisable without notice end without liability to any tenant, to change the name and street address of the Building or any other portion of the Building.

V Garbage, trash, rubbish, and refuse shall be kept in sanitary closed containers approved by Landlord so as not to be visible to the public within the Premises. The following rules and regulations shall apply to “dry” trash: (1) all “dry” trash shall be properly bagged in plastic tags and sealed; and (2) all “dry” trash shall be delivered in such times and in such areas of the Project, from time to time, may be designated by Landlord. The following roles and regulations apply to “semi-wet”, and “wet garbage”; (1) Tenant shall be solely responsible for the cost of purchasing such equipment as is necessary to convert “wet garbage” into a sanitary condition satisfactory to Landlord for disposal by Landlord after delivery by Tenant to the designated area; and (2) If, at Landlord’s sole discretion, a refrigerated trash handling room becomes necessary, it will be Tenant’s soft responsibility to pay ail reasonable costs incurred to install such improvements in any area designated by Landlord.

W. Tenant will not, and will not allow its agents, employees, contractors or invitees to, display, paint, or place, or cause to be displayed, painted or placed, any handbills, bumper stickers, or other similar advertising or promotional materials or devices on any vehicles parked in the parking areas of the Building whether belonging to Tenant or to Tenant’s employees or agents or to any other person.

X. Tenant shall use the Common Facilities of the Property for ingress and egress only, and shall not use any portion of the Common Facilities for business or promotional purposes, nor shall Tenant place any obstruction (including, without limitation, vending machines) thereon. Tenant shall not use, suffer, or permit to be used any part or portion of the Common Facilities for any “quick-type service” of, among other things, cigarettes, food, beverages, ice cream, popcorn, candy, gum, or any other edibles, whether or not such “quick-type service” is effected through machines or other dispensing devices. Notwithstanding the foregoing or any other provision of the Lease or the Rules and Regulations to the contrary, Tenant may place in any kitchenette, break room, or other employee recreation area in the Premises vending machines for use by Tenant’s employees, agents, and contractors.

Y. Tenant shall not use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or high ways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord,

Z. Tenant (without Landlord’s approval therefore, which approval will be signified on Tenant’s Plans submitted pursuant to the Lease) may not and Tenant shall not permit or suffer anyone to: (a) cook in the Premises (other than using microwave ovens or toasters located in kitchenettes in the Premises); (b) place vending or dispensing machines of any kind in or about the Premises; (c) at any sell, purchase or give away, or permit the sale, purchase, or gift of food in any form.

AA. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or oilier publicity without prior written consent of Landlord. Landlord stall have the right to prohibit any advertising by Tenant that, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

BB. Landlord will furnish door keys for doors in the Premises at the Commencement of the Lease. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord and will provide to Landlord the means of opening of safes, cabinets, or vaults left on the Premises. In the event of the toss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof, Landlord shall constantly have passkeys to the Premises.

CC. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

EXHIBIT D

FORM OF COMMENCEMENT DATE AGREEMENT

Lease Commencement Date Agreement

THIS LEASE COMMENCEMENT DATE AGREEMENT, made as of this              day of             , 2011, by and between CHARLES PARK TWO, LLC, a Delaware limited liability company (“Landlord”), and PEGASYSTEMS INC, a              corporation (“Tenant”).

WITNESSETH:

THAT, WHEREAS, Landlord and Tenant have entered into that certain Lease (the “Lease”) dated as of                     , 2011, for certain premises located at One Rogers Street in Cambridge, Massachusetts; and

WHEREAS, all capitalized words and phrases used in this Agreement and not otherwise defined herein shall have the meanings described to them in the Lease; and

WHEREAS, Landlord and Tenant have agreed to confirm the Commencement Date, Rent Commencement Date and Expiration Date of the Lease, pursuant to and in accordance with Section 2.2 thereof;

NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Commencement Date of the Term of the Lease shall be                     , 2011, the Rent Commencement Date shall be                     , 2011, and the Expiration Date shall be                     , 2011.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Commencement Date Agreement as a sealed instrument as of the day and year first above written.

LANDLORD:

CHARLES PARK TWO, LLC, a Delaware limited liability company

BY:	PRINCIPAL REAL ESTATE INVESTORS,
LLC, a Delaware limited liability company,
its authorized signatory

By:
Name:
Its:

By:
Name:
Its:

D-1

TENANT:

PEGASYSTEMS INC. a corporation

By:
Name:
Its:

D-2

EXHIBIT E

CLEANING SPECIFICATIONS

Landlord shall furnish cleaning and janitor services to the Property as described below:

DAILY:

*	Sweep, dry mop, or vacuum, as appropriate, all floor areas; remove material such as gum and tar which has adhered to the floor.

*	Empty and damp wipe all waste baskets and containers; remove all trash from the Leased Premises.

*	Dust all horizontal surfaces with treated dust cloth, including furniture, files, blinds, and louvers that can be reached without a ladder.

*	Spot wash to remove smudges, marks and fingerprints from such areas as walls, doors, partitions and light switches within reach.

*	Brush all fabric covered chairs with lint brush.

*	Wash water fountains, chalkboards, cafeteria tables and chairs.

*	Damp mop all non-resilient floors such as concrete, terrazzo, and ceramic tile. Damp mop floors using detergent disinfectant.

*	Clean freight and passenger elevator cabs and landing doors.

*	Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors, using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and toilet doors.

*	Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

*	Furnish and refill all soap, toilet, sanitary napkin and towel dispensers.

*	Clean all baseboards.

WEEKLY:

*	Spot clean carpet stains.

*	Wash glass in building directory, entrance doors and frames and show windows, both sides.

*	Remove all litter from the parking area and grounds.

*	Spot wash interior partition glass and door smudge marks.

E-1

*	Sweep all stair areas.

MONTHLY:

*	Scrub and recondition resilient floor areas using buffable non-slip type floor finish.

*	Vacuum all ceiling and wall air supply and exhaust diffusers or grills.

*	Clean all area roof drains.

*	Wash all stairwell landings and treads.

QUARTERLY:

*	High dust all horizontal and vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door frames, picture frames and other wall hangings.

*	Vacuum or dust all books in place.

*	Wash and polish vertical terrazzo or marble surfaces.

*	Damp wash diffusers, vents, grills, and other such items, including surrounding wall or ceiling areas that are soiled.

*	Dust all storage areas, including shelves, and contents, such as supply and stock closets, and damp mop floor areas.

SEMI-ANNUALLY:

*	Vacuum drapes, cornices and wall hangings.

*	Wash all building exterior glass, both sides.

*	Strip and refinish all resilient floor areas using buffable non-slip floor finish.

ANNUALLY:

*	Wash walls in corridors, lounges, classrooms, demonstration areas, cafeterias and washrooms.

*	Clean all vertical surfaces not attended to during nightly, weekly, quarterly, or semi-annual cleaning.

*	Shampoo carpets.

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EXHIBIT F

COMMON AREA UPGRADES

General Project Description:

Lobby and Elevator Renovations:

The scope of the work will result in the transformation of the interior ground floor lobby, elevator lobby and elevator cabs through the replacement and/or enhancement of the flooring, wall finishes, column covers, ceiling finishes, general lighting, security desk, directory and furnishings. A new entrance shall also be incorporated into the curtain wall system facing the exterior courtyard.

The primary interior lobby and elevator cab material and finish options include, but are not limited to, (1) epoxy terazzo, tile, resilient and/or stone flooring, (2) metal, wood, resilient and/or stone wall base, (3) painted drywall, wallcovering, glass and/or wood wall panel and column cladding, and (4) painted drywall and/or medium density overlay (mdo) ceilings.

Courtyard Renovation and Exterior Signage:

The scope of work will result in the revitalization of the exterior courtyard through the replacement, enhancement and/or addition of hardscape, landscape, lawn areas, fixed benches, trellis elements, general lighting and furnishings. The improvements extend to a drop-off point located along Rogers Street providing a visual, as well as, physical pathway connection to the new lobby entry. The improvements also extend through the portal connecting the courtyard to First Street.

The primary exterior courtyard material and finish options include, but are not limited to, (1) selective pruning and/or removal of existing trees, (2) ornamental trees, plants, shrubs and/or grasses and lawn areas, (3) natural and integral colored architectural concrete walkways and pavers, (4) architectural concrete, wood and/or metal benches and seat walls, and (5) decorative wood and/or metal trellis.

The scope of work also includes the addition of exterior monument signs providing building and tenant identification.

F-1

EXHIBIT F-1

PRELIMINARY BUDGET FOR COMMON AREA UPGRADES

Lobby Renovation = $1,700,000

Elevator Cab Renovation = $300,000

New Entry Features = $700,000

Courtyard Renovation = $1,200,000

Total Hard Costs = $3,900,000

Total Soft Costs = $600,000

Total Project Costs = $4,500,000

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EXHIBIT G

SECURITY PROCEDURES AS OF APRIL, 2011

One Rogers Street / One Charles Park

Security Access

Building Access Policies

- One Rogers Street

~Normal Business Hours (7:00AM-7:00PM, Monday-Friday)

During normal business hours, access to One Rogers Street is through the main lobby doors or through the garage entrance lobby doors. You can also access One Charles Park through the main lobby of One Rogers Street. All other means of ingress/egress are to remain locked and are on card access.

~After Hours (7:00PM-7:00AM, Monday-Friday, Weekends & Holidays)

After hours, all tenants requiring access to the building should utilize their Building Access Card and swipe it on the exterior doors to gain access to the building.

- One Charles Park

~Normal Business Hours (8:00AM-6:00PM for One Charles Park, Monday-Friday)

•

During normal business hours, access to One Charles Park is through the main lobby doors through the side lobby entrance. You can also access one Charles Park through the main lobby of One Rogers Street.

~After Hours (6:00PM-8:00AM, Monday-Friday, Weekends & Holidays)

•	After hours, all tenants requiring access to the building should utilize their Building Access Card and swipe it on the exterior doors to gain access to the building.

Security Coverage Schedule

~ One Rogers Street - Monday - Sunday 24 Hours including Holidays - Two Security Officers on duty

~ One Charles Park - Monday - Friday 8AM - 6PM only

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EXHIBIT H

SUPERIOR RIGHTS

IBM has a right of first refusal on space on the third (3rd) floor of the Building contiguous to the IBM premises.

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EXHIBIT I

DATACENTER EQUIPMENT

Pegasystems - One Rogers St, Cambridge, MA

Mechanical Equipment List

Equipment ID	Location	Manufacturer	Model	Description
CRAC-1	Main Data Center	Liebert	VE265G	22-Ton Upflow, Glycool (free cooling), Rear Return CRAC unit, Return ducted to ceiling plenum, with humidity control
CRAC-2	Main Data Center	Liebert	VE265G	22-Ton Upflow, Glycool (free cooling), Rear Return CRAC unit, Return ducted to ceiling plenum, with humidity control
CRAC-3	Main Data Center	Liebert	VE265G	22-Ton Upflow, Glycool (free cooling), Rear Return CRAC unit, Return ducted to ceiling plenum, with humidity control
CRAC-4	Main Data Center	Liebert	VE265G	22 Ton Upflow, Glycool (free cooling), Rear Return CRAC unit, Return ducted to ceiling plenum, with humidity control
CRAC-5	Main Data Center	Liebert	VE265G	22-Ton Upflow, Glycool (free cooling), Rear Return CRAC unit, Return ducted to ceiling plenum, with humidity control
CRAC-6	SSR	Liebert	VE199A	15-Ton Upflow, Glycool (free cooling), Front Return CRAC unit with humidity control. This unit has two coils, one served by the glycol loop and one served by ACC-1.
CRAC-7	Display Room	Liebert	BK061G	5-Ton Upflow, Glycool (free cooling), Rear Return CRAC unit, Return ducted to ceiling plenum, with humidity control
DC-1	Roof above Main Data Center	Liebert	DDNT-700A	Six fan roof mounted dry cooler for CRAC unit heat rejection for CRAC units.
DC-2	Roof above Main Data Center	Liebert	DDNT-700A	Six fan roof mounted dry cooler for CRAC unit heat rejection for CRAC units.
DC-3	Roof above Main Data Center	Liebert	DDNT-700A	Six fan roof mounted dry cooler for CRAC unit heat rejection for CRAC units.
P-1	Roof above Main Data Center	Liebert	Dual Pump	Duplex 20 HP Pump Package with VFDs.
ACC-1	Roof above Main Data Center	Liebert	DCDF-205	Air Cooled Condenser serving CRAC-6 in the SSR.
AC-1	IDF Closet	Carrier	40QNC/38DV	3/4 Ton Ductless split system in the IDF closet with condensing unit on the roof.
Alarm /Monitoring	SSR	Liebert	Sitescan	Liebert Sitescan system monitors CRAC’s, Drycoolers, pump package, condensers and starline busway

Pegasystems - One Rogers St, Cambridge, MA

Electrical Equipment List

Equipment ID	Location	Manufacturer	Model	Description
UPS	SSR	Liebert	Npower	50kVA, 480V in, 208/120V out UPS with (3) 3P/100A output breakers to fee SSR busway. 15 minutes of Battery Runtime, Alber Battery monitoring system
Generator	Roof above Main Data Center	Kohler	125RZG	125 kW / 156 kVA standby rated 480/277V natural gas generator
ATS	SSR	Kohler	260A	260A, 480/277V open transition automatic transfer switch. Output feeds panel DPH-6D in SSR.
Overhead Busway	SSR	Universal Starline	100A	(3) rows of 100A, 208/120V overhead busway with miscellaneous plug in units. All busway in the SSR is fed from UPS output. Busway includes monitoring at the end feed.
Overhead Busway	Main Data Center	Universal Starline	100A/400A	(4) rows of 100A, 208/120V overhead busway and (6) sections of 225A, 208/120V overhead buswawith miscellaneous plug in units. Busway includes monitoring at the end feed.
Overhead Busway	Display Room	Universal Starline	100A	(1) rows of 100A, 208/120V overhead busway with miscellaneous plug in units. Busway includes monitoring at the end feed.
Various - General Power Distribution	Main Data Center	Siemens	Various	A dedicated 1000A, 480/277V feeder from the base building switchgear feeds panel DPH-6C which in turn feeds the CRAC units, panel DPH-6D in the SSR and (2) 225 kVA transformers. Each transformer serves one 800A switchboard. The 800A switchboards provide power to the overhead Starline busway

Pegasystems - One Rogers St, Cambridge, MA

Fire Protection Equipment List

Equipment ID	Location	Manufacturer	Model	Description
Pre-Action Cabinet	Closet adjacent to Main Data Center	Viking	Total-Pac	1-1/2” double interlock, Pre-action cabinet serving the SSR.

Pegasystems - One Rogers St, Cambridge, MA

Electrical Equipment List

Equipment ID	Location	Manufacturer	Model	Description
Horizontal Cabling	Throughout 6th Floor	Hitachi		Category 5e, four pair UTP with Panduit 4 port faceplates equipped with four Category 5e jacks each. Panduit 4B port high density keystone style angled patch panels equipped with Category 5e jacks.

Backbone Cabling	SSR	Panduit/Berktek

Panduit Opticom Fiber Optic Patch Panels (1U and 2U) equipped with 12 Strand LC adapter plates

Berktek 12 strand 50 micron multimode from distribution row in SSR room to frame D2_3 in SSR room.

Berktek 12 strand 50 micron multimode from distribution row in SSR room to frame D3_4 is SSR room

Berktek 12 strand 50 micron multimode from distribution row in SSR room to demark

Berktek 12 strand single mode from distribution row in SSR room to demark

Berktek 24 strand 50 micron multimode from distribution row in SSR room to frame A5 in Lab space

16 RG59 coaxial from distribution row in SSR room to demark

Racks	SSR Room	Chatsworth

Four (4) 84” Chatsworth 2 post racks with 6” channel

Five [5] 84” Chatsworth 5”D Vertical Wire Managers

Eleven [11) Chatsworth 84” Megaframe Cabinets

Each rack is equipped with Liebert PDU part# MP-C5134

Racks	Closet B	Chatsworth		Two (2] 84” Chatsworth 2 past racks with 6” channel Three [3) 84” Chatsworth 6”D Vertical Wire Managers

Racks	Main Data Center	Chatsworth		105 Chatsworth 84” Quadraframe 4 post racks 115 Chatsworth 6”D Vertical Wire Managers

Racks	Display Room	Chatsworth		Four (4] 84” Chatsworth 2 post racks with 6” channel Five [5] 84” Chatsworth 6”D Vertical Wire Managers

Pegasystems - One Rogers St, Cambridge, MA

Electrical Equipment List

Equipment ID	Location	Manufacturer	Model	Description
CCTV Cameras	Throughout 6th Floor as indicated on Security Plan	Pelco	Fixed Indoor Mini Dome	Fixed Indoor Pelco Cameras.
Card Readers	Throughout 6th Floor as indicated on Security Plan	Software House		Proximity Card Readers
Security Panels		Software House	iStar	C-Cure 8000
Door Release	Main Lobby			Door release at reception area.
Burglar Alarm, Glass Break and/or Duress Buttons	N/A

EXHIBIT J

EXISTING NEGATIVE COVENANTS

1.	Prohibition on sale at retail of photographic and related products and services.

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